                                                                  EXHIBIT (a)(4)

                                                           EXECUTION COUNTERPART


THIS SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT IS SUBJECT TO THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF THE DATE HEREOF, AMONG CIC ACQUISITION SUB, INC., SUNTRUST BANKS, INC., THE LINCOLN NATIONAL LIFE INSURANCE COMPANY AND LINCOLN NATIONAL INCOME FUND, INC. AS SUBORDINATED CREDITORS, AND SUNTRUST BANK, AS AGENT FOR THE SENIOR CREDITORS AS AMENDED FROM TIME TO TIME.



                                SUBORDINATED NOTE
                         AND WARRANT PURCHASE AGREEMENT


                            Dated as of March 6, 2000


                                  by and among


                    CIC ACQUISITION SUB, INC., as assumed by
                        CONSO INTERNATIONAL CORPORATION,
                                 as the Company,

                       THE SUBSIDIARY GUARANTORS SET FORTH
                         ON THE SIGNATURE PAGES HERETO,

                                       and

                              SUNTRUST BANKS, INC.,

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                       and

                       LINCOLN NATIONAL INCOME FUND, INC.
                                as the Purchasers

                                TABLE OF CONTENTS

ARTICLE 1.   DEFINITIONS.................................................................................2
     Section 1.1       Definitions.......................................................................2
     Section 1.2       Accounting Terms and Determination...............................................15
     Section 1.3       Other Definitional Terms.........................................................15
     Section 1.4       Exhibits and Schedules...........................................................15
     Section 1.5       Plural Terms.....................................................................15
ARTICLE 2.   ISSUANCE AND PURCHASE OF NOTES AND WARRANTS................................................16
     Section 2.1       Authorization of Issuance of Notes and Warrants..................................16
     Section 2.2       Purchase and Sale of Notes and Warrants..........................................16
     Section 2.3       Allocation of Purchase Price.....................................................16
     Section 2.4       Interest on the Notes............................................................16
     Section 2.5       Amortization and Maturity of Notes; Prepayments; Funding Losses..................17
     Section 2.6       Prepayment Fee...................................................................17
ARTICLE 3.   OTHER PROVISIONS RELATING TO THE NOTES.....................................................18
     Section 3.1       Making of Payments...............................................................18
     Section 3.2       Increased Costs..................................................................18
     Section 3.3       Capital Adequacy.................................................................18
     Section 3.4       Default Rate of Interest.........................................................19
     Section 3.5       Calculation of Interest..........................................................19
     Section 3.6       Usury............................................................................19
     Section 3.7       Payments, etc....................................................................20
ARTICLE 4.   GUARANTY...................................................................................22
     Section 4.1       The Guaranty.....................................................................22
     Section 4.2       Obligations Unconditional........................................................22
     Section 4.3       Reinstatement....................................................................23
     Section 4.4       Certain Additional Waivers.......................................................23
     Section 4.5       Remedies.........................................................................24
     Section 4.6       Guarantee of Payment; Continuing Guarantee.......................................24
ARTICLE 5.   CONDITIONS PRECEDENT TO PURCHASE OF THE NOTES AND THE WARRANTS.............................24
     Section 5.1       Closing Date Conditions..........................................................24
ARTICLE 6.   REPRESENTATIONS AND WARRANTIES.............................................................27
     Section 6.1       Representations and Warranties Generally.........................................27
              6.1.1    Organizational Existence; Compliance with Law....................................27
              6.1.2    Organizational Power; Authorization..............................................27
              6.1.3    Enforceable Obligations..........................................................27
              6.1.4    No Legal Bar.....................................................................28
              6.1.5    No Material Litigation...........................................................28
              6.1.6    Investment Company Act, Etc......................................................28
              6.1.7    Margin Regulations...............................................................28
              6.1.8    Compliance With Environmental Laws...............................................28
              6.1.9    Insurance........................................................................29

              6.1.10   No Default.......................................................................29
              6.1.11   No Burdensome Restrictions.......................................................29
              6.1.12   Taxes............................................................................29
              6.1.13   Subsidiaries; Dormant Subsidiaries...............................................29
              6.1.14   Financial Statements.............................................................29
              6.1.15   Employee Benefits................................................................30
              6.1.16   Patents, Trademarks, Licenses, Etc...............................................32
              6.1.17   Ownership of Property............................................................32
              6.1.18   Indebtedness.....................................................................33
              6.1.19   Financial Condition..............................................................33
              6.1.20   Labor Matters....................................................................33
              6.1.21   Payment or Dividend Restrictions.................................................33
              6.1.22   Year 2000 Issues.................................................................34
              6.1.23   Disclosure.......................................................................34
ARTICLE 7.   AFFIRMATIVE COVENANTS......................................................................34
     Section 7.1       Affirmative Covenants............................................................34
              7.1.1    Organizational Existence, Etc....................................................34
              7.1.2    Compliance with Laws, Etc........................................................34
              7.1.3    Payment of Taxes and Claims, Etc.................................................35
              7.1.4    Keeping of Books.................................................................35
              7.1.5    Visitation, Inspection and Audits, Etc...........................................35
              7.1.6    Insurance; Maintenance of Properties; Net Casualty/Insurance Proceeds............35
              7.1.7    Reporting Covenants..............................................................36
              7.1.8    ERISA............................................................................37
              7.1.9    Liens............................................................................38
              7.1.10   Public Filings, Etc..............................................................38
              7.1.11   Accountants' Reports.............................................................39
              7.1.12   Senior Debt and Equity Notices...................................................39
              7.1.13   Other Information................................................................39
              7.1.14   Year 2000 Issues.................................................................39
              7.1.15   Maximum Total Funded Debt to Adjusted EBITDA Ratio...............................39
              7.1.16   Minimum Fixed Charge Coverage Ratio..............................................40
              7.1.17   Interest Coverage Ratio..........................................................40
              7.1.18   Additional Credit Parties........................................................41
              7.1.19   Issuance of Relacement Warrants..................................................41
ARTICLE 8.   NEGATIVE COVENANTS.........................................................................41
     Section 8.1       Negative Covenants...............................................................41
              8.1.1    Indebtedness.....................................................................41
              8.1.2    Liens............................................................................42
              8.1.3    Mergers, Consolidations, Acquisitions, Sales, Etc................................43
              8.1.4    Investments, Loans, Etc..........................................................44
              8.1.5    Lease Obligations................................................................45
              8.1.6    Restricted Payments..............................................................46
              8.1.7    Sale and Leaseback Transactions..................................................46
              8.1.8    Transactions with Affiliates.....................................................46

              8.1.9    ERISA............................................................................46
              8.1.10   Additional Negative Pledges......................................................46
              8.1.11   Limitation on Payment Restrictions Affecting Consolidated Companies..............47
              8.1.12   Capital Expenditures.............................................................47
              8.1.13   Change in Business...............................................................47
              8.1.14   Modification of Corporate Name, Charter, Etc.....................................47
ARTICLE 9.   EVENTS OF DEFAULT..........................................................................48
     Section 9.1    Events of Default...................................................................48
     Section 9.2    Remedies on Default.................................................................49
ARTICLE 10.  MISCELLANEOUS..............................................................................50
     Section 10.1   Notices.............................................................................50
     Section 10.2   No Waiver...........................................................................52
     Section 10.3   Expenses............................................................................53
     Section 10.4   Amendments, Etc.....................................................................53
     Section 10.5   Successors and Assigns..............................................................54
     Section 10.6   GOVERNING LAW.......................................................................54
     Section 10.7   Survival of Representations and Warranties..........................................54
     Section 10.8   Severability........................................................................54
     Section 10.9   Counterparts........................................................................54
     Section 10.10  Set-Off.............................................................................54
     Section 10.11  Termination of Agreement............................................................54
     Section 10.12  JURISDICTION AND VENUE..............................................................55
     Section 10.13  WAIVER OF JURY TRIAL................................................................55
     Section 10.14  Entire Agreement....................................................................55


Exhibits and Schedules

     Exhibit A -     Form of Note
     Exhibit B -     Form of Warrant Agreement
     Exhibit C -     Form of Warrant
     Exhibit D -     Form of Registration Rights Agreement
     Exhibit E -     Form of Compliance Certificate As To Financial Covenants
     Exhibit F -     Form of Subordination Agreement
     Exhibit G -     Form of Assignment and Assumption Agreement
     Exhibit H -     Form of Stockholders Agreement
     Schedule 5.16 - Material Contracts
     Schedule 5.21 - Ownership of Stock of Company
     Schedule 7.6  - Existing Debt

                          SUBORDINATED NOTE AND WARRANT
                               PURCHASE AGREEMENT


         THIS SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT dated as of March 6, 2000 by and between CIC ACQUISITION SUB, INC., a corporation organized under the laws of the State of South Carolina, as issuer of the Subordinated Notes and the Warrants (the "Company"), the Subsidiaries of the Company listed on the signature pages hereto, as guarantors (the "Subsidiary Guarantors"), SUNTRUST BANKS, INC., a corporation organized under the laws of the State of Georgia ("SunTrust"), THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, a corporation organized under the laws of the State of Indiana ("Lincoln National") and LINCOLN NATIONAL INCOME FUND, INC., a corporation organized under the laws of the State of Maryland ("Lincoln National Income Fund"; Lincoln National and Lincoln National Income Fund, collectively, "Lincoln"; SunTrust and Lincoln individually, a "Purchaser" and, collectively, the "Purchasers").

         WHEREAS, pursuant to a Merger Agreement, dated as of October 5, 1999, between CIC Acquisition Co., a Delaware corporation, the Company, and Conso International Corporation, a South Carolina corporation ("Conso International"), Conso International will merge with and into the Company with Conso International as the surviving corporation (the "Merger") and upon effectiveness of the Merger, Conso International will assume all obligations of the Company hereunder and shall be deemed to be the Company hereunder;

         WHEREAS, on the date hereof, the Company entered into that certain Revolving Credit and Term Loan Agreement with, amongst others, SunTrust Bank, as agent (the "Agent") for the senior lenders party thereto (the "Senior Lenders"), providing a $70,000,000 credit facility to the Company;

         WHEREAS, the Company has requested that the Purchasers make a certain subordinated debt investment in the Company, the proceeds of which will be used by the Company to effect the Merger, to pay related fees and expenses, and for general corporate purposes;

         WHEREAS, each Purchaser has severally agreed to make its Pro Rata Share of a $20,000,000 subordinated debt investment in the Company on the terms and subject to the conditions set forth herein, such investment to be evidenced by subordinated notes in such amount from the Company and certain warrants issued by the Company as more fully described below;

         NOW, THEREFORE, for and in consideration of the mutual premises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

Section 1.1 Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Active Subsidiary" shall mean each Subsidiary of the Company that has any assets, liabilities or conducts any business whatsoever.

         "Adjusted EBITDA" shall mean (a) for any period ending after the last day of the second Fiscal Quarter of Fiscal Year 2001, EBITDA, and (b) for any period ending on or prior to the last day of the second Fiscal Quarter of Fiscal Year 2001, EBITDA, plus:

         (i) for the period ending on the last day of the third Fiscal Quarter of Fiscal Year 2000, $366,000;

         (ii) for the period ending on the last day of fourth Fiscal Quarter of Fiscal Year 2000, $117,500;

         (iii) for the period ending on the last day of the first Fiscal Quarter of Fiscal Year 2001, $40,000; or

         (iv) for the period ending on the last day of the second Fiscal Quarter of Fiscal Year 2001, $15,000.

         "Affiliate" of any Person shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

         "Agent" shall have the meaning given to such term in the recitals hereof.

         "Agreement" shall mean this Subordinated Note and Warrant Purchase Agreement, as the same may be amended, restated, supplemented or modified from time to time in accordance with the terms hereof.

         "Amortization" shall mean, for any period, amortization expense of the Consolidated Companies determined on a consolidated basis in accordance with GAAP.

         "Applicable Law" shall mean all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

         "Assumption Agreement" shall mean the Assumption Agreement dated as of the Closing Date, executed and delivered by Conso International in favor of the Purchasers in the form of Exhibit G.

         "Bankruptcy Code" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. ss. 101 et seq.).

         "BT" shall mean British Trimmings Limited, a corporation organized under the laws of England (Registered in England No. 2150914).

         "BT Credit Party" shall mean "Credit Party" as such term is defined in the BT Intercompany Loan Agreement.

         "BT Intercompany Debt Documents" shall mean, collectively, the BT Intercompany Loan Agreement, the BT Intercompany Note and all other "Loan Documents" as defined in the BT Intercompany Loan Agreement.

         "BT Intercompany Loan Agreement" shall mean the Loan Agreement, dated as of the date hereof, between BT and the Company, as amended, restated, supplemented, or otherwise modified from time to time in accordance with this Agreement.

         "BT Intercompany Note" shall mean the intercompany note, in the principal amount of [$11,500,000], in form and substance reasonably satisfactory to the Purchasers and Lenders, issued by BT to the Company, together with all replacements and substitutions therefor, in each case as amended, restated, supplemented, or otherwise modified from time to time in accordance with this Agreement.

         "Business Day" shall mean any day on which commercial banks located in Atlanta, Georgia are required or permitted by law to be open for the purpose of conducting a commercial banking business.

         "Capital Expenditures" shall mean, for any period, the aggregate of expenditures of the Consolidated Companies for the acquisition or leasing pursuant to capital leases of fixed or capital assets or additions to property, plants and equipment (including, but not limited to, replacements, capitalized repairs and improvements) which should be capitalized under GAAP.

         "Capital Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person, other than, in the case of the Company or a Subsidiary, any such lease under which the Company or a wholly owned Subsidiary is the lessor.

         "Capital Lease Obligations" of any Person shall mean all obligations of such Person under leases that are required to be classified and accounted for as capital leases under GAAP.

         "Cash Taxes" shall mean for any period, Taxes relating to income paid by the Consolidated Companies during such period.

         "Casualty" means any act or occurrence of any kind or nature that results in damage, loss or destruction to any Collateral (as such term is defined in the Senior Credit Agreement).

         "Change in Control" shall mean and be deemed to occur on the earliest of, and upon any subsequent occurrence of:

         (a) (i) prior to the occurrence of a fully distributed public offering of Stock or other securities of the Company, (A) CVC and its officers and directors ceasing to own and control beneficially and of record, one hundred percent of the capital stock of CIC, (B) CIC ceasing to own at least fifty-one percent (51%) in the aggregate on a fully diluted, as if converted basis, of the issued and outstanding voting Stock of the Company, or (C) for the period commencing on the Closing Date and ending on the first anniversary of the Closing Date, J. Cary Findlay or, in the event of his death, his estate or members of his immediate family, ceasing to own and control beneficially and of record, at least seventy-five percent (75%) of the voting Stock of the Borrower held by J. Cary Findlay on the Closing Date, or (ii) approval by the stockholders or the Board of Directors of the Company or CIC of a merger, reorganization, consolidation, exchange of shares, recapitalization, restructuring or other business combination which could result in the occurrence of any event described in clause (i) of this subparagraph (a); or

         (b) following the occurrence of a fully distributed public offering of Stock or other securities of the Company (i) CVC and its officers and directors ceasing to own and control beneficially and of record, one hundred percent of the capital stock of CIC, (ii) CVC, its officers and directors and J. Cary Findlay ceasing to own and control beneficially and of record thirty-three percent (33%) in the aggregate on a fully diluted, as if converted basis, of the issued and outstanding voting Stock of the Company, (iii) any Person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own and control beneficially and of record, a percentage of the issued and outstanding Voting Stock of the Company on a fully diluted, as if converted, basis having ordinary voting power in excess of the percentage then owned beneficially and of record, on a fully diluted, as if converted basis, by CVC, its officers and directors and J. Cary Findlay, or (iv) a majority of the seats (except in the case of any vacancy for 30 days or less resulting from the death or resignation of any director of Company) on the board of directors of Company shall at any time be occupied by persons who were neither (A) nominated by the board of directors of the Company nor (B) appointed by the board of directors so nominated.

         "CIC" means CIC Acquisition Co., a Delaware corporation.

         "Closing Date" shall mean the date on or before March 6, 2000 or such later date that the conditions set forth in Section 5.1 are satisfied or waived in accordance with Section 10.4.

         "Common Stock" shall mean, except for purposes of the shares obtainable upon exercise of the Warrants, any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

         "Company" shall mean initially CIC Acquisition Sub, Inc., a South Carolina corporation, and, upon the effectiveness of the Merger, shall mean Conso International as successor by merger with CIC Acquisition Sub, Inc., and its successors and assigns.

         "Condemnation Awards" mean any and all judgements, awards of damages (including, but not limited to, severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection, with, any Condemnation or threatened Condemnation.

         "Condemnation" means any taking of title, of use, or of any other property interest under the exercise of the power of eminent domain, whether temporarily or permanently, by any Governmental Authority or by any Person acting under Governmental Authority.

         "Conso International" shall mean Conso International Corporation, a South Carolina corporation.

         "Consolidated Companies" shall mean, collectively, the Company and all of its Subsidiaries, and "Consolidated Company" shall mean, individually, the Company or any of its Subsidiaries.

         "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

         "Credit Party" shall mean the Company and any Guarantor (including any Person that currently is a Guarantor and any Person who may at any time in the future become a Guarantor).

         "Currency Contracts" shall mean any forward contracts, futures contracts, foreign exchange contracts, currently swap agreements, and others similar agreements and arrangements designed to protect against fluctuations in foreign exchange rates.

         "CVC" shall mean Citicorp Venture Capital, Ltd., a New York corporation, and its Affiliates.

         "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "Default Rate" shall have the meaning assigned to such term in Section 3.4.

         "Depreciation" shall mean, for any period, depreciation expense of the Consolidated Companies determined on a consolidated basis in accordance with GAAP.

         "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiary" shall mean any Subsidiary of the Company that is organized under the laws of one of the fifty states of the United States or the District of Columbia of the United States.

         "Dormant Subsidiary" shall mean each Subsidiary of the Company that has no assets, no liabilities and does not conduct business in any way.

         "EBITDA" shall mean, for any period, determined on a consolidated basis in accordance with GAAP an amount equal to the sum of (i) Net Income (Loss) for such period plus (ii) without duplication and to the extent deducted in computing Net Income (Loss) for such period, (A) Interest Expense for such period, (B) Cash Taxes for such period, (C) Depreciation for such period, (D) Amortization for such period, and (E) all other non-cash charges, non-cash losses and extraordinary one-time losses for such period (including transaction expenses and the amortization of debt discount) minus (iii) without duplication and to the extent included in computing Net Income (Loss) for such period, non-cash gains and extraordinary gains for such period; provided, however, that with respect to any Person, or substantially all of the assets of a Person, that became a Subsidiary, of or was merged with or consolidated into, or acquired by a Consolidated Company in accordance with the terms of this Agreement, during such period, "EBITDA" shall also include the EBITDA of such Person or the EBITDA attributable to such assets during such period as if such Person or assets were acquired as of the first day of such period.

         "Environmental Laws" shall mean all federal, state, provincial, local and other foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or to protection of the environment or public health and safety, including without limitation those relating to (a) emissions, discharges, releases or threatened releases of Hazardous Substances, (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Substances, and (c) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U. S. C. ss. 7401 et seq.), (ii) the Clean Water Act (33
U. S. C. ss. 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S. C. ss. 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), and (v) the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S. C. ss. 9601 et seq.).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) that is considered to be a single employer with such Person within the meaning of the Tax Code and the regulations promulgated thereunder.

         "Event of Default" means any of the events specified in Section 9.1 hereof.

         "Excess Cash Flow" shall have the meaning set forth in the Senior Credit Agreement.

         "Fee Letter" shall mean that certain Fee Letter, dated as of the Closing Date, executed by SunTrust Equitable Securities Corporation and accepted and agreed to by Conso International.

         "Fiscal Month" shall mean a fiscal month of the Company.

         "Fiscal Quarter" shall mean a fiscal quarter of the Company.

         "Fiscal Year" shall mean a fiscal year of the Company; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "Fiscal Year 2000") refers to the Fiscal Year ending during such calendar year.

         "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of
(a) the greater of (i) the difference of (x) Adjusted EBITDA minus (y) the sum of (A) Capital Expenditures for such period, (B) Cash Taxes paid during such period, and (C) to the extent deducted in determining Adjusted EBITDA, management fees paid during such period, or (ii) zero, to (b) the sum of (i) principal repayments of Total Funded Debt made during such period, and (ii) Interest Expense during such period, in each case, measured for the four Fiscal Quarter period ending on such date of determination; provided, however, for purposes of calculating the Fixed Charge Coverage Ratio for any period ending during Fiscal Year 2000 or Fiscal Year 2001, Capital Expenditures shall specifically exclude Capital Expenditures made during Fiscal Year 2000 in the operations of the Consolidated Companies in Juarez, Mexico and Coimbatore, India in an aggregate amount not to exceed $3,700,000.

         "Foreign Subsidiary" shall mean any Subsidiary of the Company that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia of the United States.

         "Fully Diluted Basis" includes, without duplication, (i) all shares of Stock of the Company outstanding at the time of determination, (ii) the Stock issuable upon exercise of all outstanding warrants, options and other rights to acquire Stock of the Company directly or indirectly and (iii) the Stock of the Company issuable upon conversion of all securities convertible directly or indirectly into Stock of the Company.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the FDIC, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority or the Securities and Exchange Commission) or any court or any arbitrator with authority to bind a party at law.

         "Guarantor" shall mean each Subsidiary Guarantor and their respective successors and permitted assigns.

         "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Guaranty Agreement" shall mean the this Agreement.

         "Hazardous Substance" shall mean any pollutant, contaminant, chemical or industrial toxic or hazardous constituent, substance or waste (a) that is defined as a "hazardous waste", "hazardous material", "hazardous substance", "pollutant" or "contaminant" under (i) the Clean Air Act (42 U.S.C. ss. 7401 et seq.), (ii) the clean Water Act (33 U.S.C. ss. 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), or (v) the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, (42 U.S.C. ss. 9601 et seq.), (b) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Governmental Authority (c) that contains petroleum (including, without limitation, crude oil or any fraction thereof), petroleum hydrocarbons or other volatile organic compounds, polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation, or (d) that contains or remits radioactive particles, waves or material, including, without limitation, radon gas.

         "Indebtedness" of any Person shall mean, without duplication (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, drafts, bankers' acceptances or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable that are not past due by more than ninety (90) days and other obligations accrued in the ordinary course of business and earn-outs or similar arrangements), (d) all obligations of such Person under leases required to be capitalized under GAAP, (e) all obligations or liabilities of others secured by any Lien upon property of such Person whether or not such obligation or liability is assumed, (f) all obligations of such Person under Interest Rate Contracts or Currency Contracts, (g) all obligations of such Person in respect of letters of credit (including all contingent reimbursement obligations, whether or not any draws under such letters of credit have been presented for payment) and all drafts, bankers acceptances or similar instruments issued in connection therewith, (h) all Guaranties of Indebtedness of the type described in clauses (a) through (g) of this definition of Indebtedness, (i) the aggregate development, construction and acquisition cost of property leased to such Person pursuant to a Synthetic Lease and all obligations of such Person with respect to asset securitization programs, and (j) without duplication, all obligations and liabilities of such Person that are required by GAAP to be shown as liabilities on a balance sheet of such Person (other than reserves required under GAAP).

         "Intangible Assets" shall mean those assets of any Person which are (i) deferred assets, other than prepaid insurance and prepaid taxes; (ii) patents and applications therefor, copyrights, trademarks, service marks, trade names, trademark and trade name registrations and applications, goodwill, franchises, permits, experimental expenses and other similar assets which would be classified as "intangible assets" under GAAP; and (iii) treasury stock and any write-up of the value of any assets after the date of such Person's most recent year end financial statements provided to the Purchaser prior to the Closing Date, unless in accordance with GAAP.

         "Interest Coverage Ratio" shall mean, as of any date of determination, the ratio of (a) Adjusted EBITDA to (b) Interest Expense, in each case measured for the four Fiscal Quarter period ending on such date of determination, or if such date of determination is not the last day of any Fiscal Quarter, then ending immediately prior to such date of determination.

         "Interest Expense" shall mean, for any period, all interest expense of the Consolidated Companies (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all capitalized interest, all commissions, discounts and other fees and charges with respect to bankers acceptance financing, and all interest expense (whether shown as interest expense or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP, provided that, for any period ending prior to the first four full Fiscal Quarters after the Closing Date, Interest Expense shall mean interest expense for the period commencing on the Closing Date and ending on the last day of such period, multiplied by a fraction, the numerator of which is 365 and the denominator of which is the number of days in such period.

         "Interest Rate Contracts" shall mean any forward contracts, futures contracts, interest rate exchange agreements, interest rate cap agreements, interest rate collar agreements, and other similar agreements and arrangements designed to protect against fluctuations in interest rates, which agreements and arrangements shall be valued on a mark to market basis.

         "Investment" shall mean, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise), or any direct or indirect purchase or other acquisition of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities.

         "Lien" shall mean, any mortgage, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement, and the filing of a financing statement under the Uniform Commercial Code (excluding precautionary filings or financing statements under the Uniform Commercial Code which cover property that is made available to or used by a Consolidated Company pursuant to the terms of a lease that is not a Capital Lease or a Synthetic Lease).

         "Loan Documents" shall mean, collectively, each of the Transaction Documents other than the Warrant Documents, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

         "Margin Regulations" shall mean Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Materially Adverse Effect" shall mean any materially adverse change in, or material adverse effect upon, (i) the business, results of operations, condition (financial or otherwise), assets, liabilities or prospects of the Consolidated Companies, taken as a whole, (ii) the ability of any Credit Party to perform its obligations under the Loan Documents, (iii) the rights and remedies of the Purchasers under any Transaction Document or (iv) the legality, validity or enforceability of any Transaction Document.

         "Material Contract" shall mean any contract or other arrangement (other than Transaction Documents), whether written or oral, to which the Company or any of its Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect, as the same are listed on Schedule 5.16 as of the Closing Date.

         "Maturity Date" shall mean March 5, 2008.

         "Merger" shall have the meaning set forth in the recitals to this Agreement.

         "Merger Documents" shall mean any and all agreements and other documents relating to the Merger, including without limitation, the articles of merger, including the Plan of Merger, which are filed in connection with the Merger with the Secretary of State of South Carolina.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds" shall mean, (a) with respect to any sale or disposition by any Consolidated Company of any of its assets, the gross amount of cash proceeds received by such Consolidated Company including any cash proceeds received from time to time as payments for the deferred purchase price of such assets or as principal payments on any promissory notes or other instruments made or issued to a Consolidated Company in payment of such assets) less (i) the amount of all commissions and other reasonable and customary transaction costs, transfer taxes, broker's fees, legal fees and other fees and expenses properly attributable to such transaction and paid by the Consolidated Company in cash in connection therewith to any Person that is not an Affiliate of any of the Consolidated Companies (other than such costs and fees payable to an Affiliate of CVC and on conditions at least as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arms-length transaction with a Person other than an Affiliate), (ii) the amount of any reserves taken in accordance with GAAP against liabilities incurred in connection with such asset sale, and (iii) the principal amount of any Indebtedness plus premium, penalty and interest (other than the Obligations), if any, which is secured by such asset and which is required to be repaid in connection with the disposition thereof, and (b) with respect to the issuance by Parent of any Stock or debt securities, the gross proceeds received by Parent from such issuance less the amount of all underwriting discounts and commissions and other reasonable costs, fees and expenses paid by Parent in connection therewith to any Person that is not an Affiliate.

         "Net Casualty/Insurance Proceeds" when used with respect to any Condemnation Awards or insurance proceeds allocable to the Collateral, means the gross proceeds from any Casualty or Condemnation remaining after payment of all expenses (including attorney's fees incurred in collection of such gross proceeds).

         "Net Income (Loss)" shall mean, for any period, the net income (or loss) of the Consolidated Companies for such period (taken as a single accounting period) determined on a consolidated basis in conformity with GAAP.

         "Net Worth" shall mean, as of any date, total stockholders' equity of the Consolidated Companies, determined on a consolidated basis in accordance with GAAP.

         "Note" shall mean, collectively, each subordinated promissory note issued by the Company pursuant to Section 2.1 or any other provision hereof, in substantially the form of Exhibit A hereto, maturing on the Maturity Date, or such earlier date as provided herein, at which time all principal, interest and other amounts owing hereunder shall be due and payable in full, and bearing interest as set forth in this Agreement, and each Note delivered in substitution, amendment, modification, extension or exchange for any such Note pursuant to the provisions of this Agreement.

         "Obligations" shall mean all amounts owing to any Purchaser by the Company or its Domestic Subsidiaries pursuant to the terms of this Agreement and all other Loan Documents including, without limitation, all amounts outstanding under any Note (including all principal and interest payments due thereunder), all fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities and obligations, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extension, modifications or refinancings thereof.

         "Permitted Liens" shall mean those Liens expressly permitted by Section 8.1.2.

         "Person" shall mean any individual, partnership, firm, corporation, S corporation, association, joint venture, limited liability company, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

         "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits, but shall exclude any Foreign Plan.

         "Preferred Stock" shall mean the Preferred Stock of the Company, no par value.

         "Principal Office" for each Purchaser shall mean the office set forth as such on the signature pages hereto.

         "Pro Rata Share" for each Purchaser shall mean the percentage designated on such Purchaser's Pro Rata Share of the Note as set forth under the name of such Purchaser on the respective signature page for such Purchaser to this Agreement.

         "Purchasers" and "Purchaser" has the meaning set forth in the introductory paragraph hereof and shall include each Purchaser's successors and assigns.

         "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date hereof, between, amongst others, the Company and the Purchasers in their capacity as holder of the Warrants, in substantially the form of Exhibit D, together with all amendments and modifications thereto.

         "Required Purchasers" shall mean Purchasers who individually or collectively hold more than fifty-one percent (51%) of the outstanding principal amount of the Note or Notes.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Requirement of Law" for any Person shall mean the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Restricted Payment" shall have the meaning set forth in Section 8.1.6.

         "Senior Credit Agreement" shall mean that certain Revolving Credit and Term Loan Agreement, dated as of the date hereof, by and between the Senior Lenders, SunTrust Bank, as Agent, as Security Agent, as Issuing Bank, and as Swingline Lender, GMAC Commercial Credit LLC, as Syndication Agent, and Heller Financial, Inc., as Documentation Agent, and the Company, providing as of the Closing Date for an aggregate credit facility to the Company of $70,000,000, as the same may be hereafter amended, modified, restated, supplemented, refinanced or replaced.

         "Senior Debt" shall have the meaning set forth in the Subordination Agreement.

         "Senior Debt Documents" shall mean the Senior Credit Agreement and all other Credit Documents (as defined in the Senior Credit Agreement).

         "Senior Lenders" shall have the meaning given to such term in the recitals hereof.

         "Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights, or options to purchase any of the foregoing.

         "Stock Holding Agreement" shall mean that certain Stock Holding Agreement, dated as of March 6, 2000 by and between CIC and the Purchasers.

         "Stockholders Agreement" means that certain Stockholders Agreement, dated as of the date hereof, between, amongst others, the Company and the Purchasers in their capacity as holder of the Warrants, in substantially the form of Exhibit H, together with all amendments and modifications thereto.

         "Subordination Agreement" shall mean that certain Subordination Agreement, dated as of the date hereof, by and among the Agent and the Senior Lenders and the Purchasers, and acknowledged by each Credit Party, either as originally executed or as hereafter amended, modified or supplemented with the consent of the Purchaser.

         "Subordinated Debt" shall mean (i) the Indebtedness evidenced by the Notes, and (ii) additional Indebtedness incurred by the Company after the Closing Date which is expressly subordinated to the Obligations in form and substance satisfactory to the Purchasers in their sole discretion.

         "Subsidiary" shall mean, with respect to any Person, any other Person a majority of the total combined voting power of all classes of voting Stock of which shall, at the time as of which any determination is being made, be owned by such first Person, either directly or indirectly through one or more other Subsidiaries.

         "Subsidiary Guarantor" shall mean Simplicity Pattern Co., Inc., Simplicity Capital Corp., Simplicity Holdings and all other Domestic Subsidiaries now or hereafter existing, and their respective successors and permitted assigns.

         "Synthetic Lease" shall mean lease that is not treated as a capital lease under GAAP, but that is treated as a financing under the Tax Code.

         "Synthetic Lease Obligations" shall mean the obligations of any Consolidated Company pursuant to a Synthetic Lease.

         "Tax Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute, together with the regulations thereunder, as in effect from time to time.

         "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States of America, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

         "Total Funded Debt" shall mean, as of any date of determination, without duplication, the sum of all Indebtedness of the Consolidated Companies described in clauses (a) through (e) and in clause (i) of the definition of "Indebtedness", including without limitation, the Loans (as such term is defined in the Senior Credit Agreement) and the Letter of Credit Obligations (as such term is defined in the Senior Credit Agreement).

         "Total Funded Debt to Adjusted EBITDA Ratio" shall mean, as of any date of determination, the ratio of (a) Total Funded Debt, as of such date of determination, to (b) Adjusted EBITDA measured for the four Fiscal Quarter period ending on such date of determination, or if such date of determination is not the last day of any Fiscal Quarter, then ending immediately prior to such date of determination.

         "Transaction Documents" shall mean, collectively, this Agreement, each Note, each Warrant, the Warrant Agreement, the Registration Rights Agreement, the Stockholders Agreement, the Assumption Agreement, the Subordination Agreement, the Stock Holding Agreement, the Fee Letter and any other agreements of any type or nature in any way relating to or in furtherance of this Agreement and the Merger Documents, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

         "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

         "United States" shall mean the United States of America, any of the fifty states thereof, and the District of Columbia thereof.

         "Val Mex" shall mean Val-Mex, S.A. de C.V. a corporation organized under the laws of Mexico, and a wholly owned subsidiary of the Company.

         "Warrant Agreement" shall mean that certain Warrant Agreement, dated as of the date hereof, between the Company and the Purchasers in their capacity as holder of the Warrants, in substantially the form of Exhibit B hereto, together with all amendments and modifications thereto.

         "Warrant Documents" shall mean, collectively, the Warrant Agreement, the Warrants, the Registration Rights Agreement and the Stockholders Agreement.

         "Warrants" shall mean, collectively, the common stock and preferred stock purchase warrants issued and delivered by the Company on the Closing Date, in substantially the form of Exhibit C hereto, and each common stock or preferred stock purchase warrant issued and delivered in substitution or exchange for any Warrant.

         "Year 2000 Issues" shall mean the actual and anticipated costs, claims, losses, and liabilities associated with the inability of certain computer applications to handle effectively data that includes dates on and after January 1, 2000, as such inability in respect of the Consolidated Companies and their respective material customers, suppliers and vendors materially affects the business, operations, and financial condition of the Consolidated Companies.

Section 1.2 Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP, provided, however, if there is a change in GAAP, the financial statements required to be delivered by the Company under
Section 7.1.7(1) or 7.1.7(2), as applicable, shall be delivered within ninety
(90) days of the effective date of such change in GAAP, and otherwise in accordance with the requirements of Section 7.1.7(1) or Section 7.1.7(2), as applicable.

Section 1.3 Other Definitional Terms. The words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

Section 1.4 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

Section 1.5 Plural Terms. Capitalized terms used in the singular shall import the plural and vice versa.

                                   ARTICLE 2.

                   ISSUANCE AND PURCHASE OF NOTES AND WARRANTS

Section 2.1 Authorization of Issuance of Notes and Warrants. The Company has duly authorized the issuance and sale, on the terms and subject to the conditions set forth herein, of Notes in the aggregate principal amount of up to $20,000,000, to be dated as of the date of Issuance. The Company has duly authorized the issuance and sale, on the terms and subject to the conditions set forth herein and in the Warrant Agreement, of the Warrants for the purchase of the number of Shares of the Company which correspond to an aggregate twelve percent (12%) of the Common Stock and the Preferred Stock of Conso International, calculated on a Fully Diluted Basis, after giving effect to the Merger.

Section 2.2 Purchase and Sale of Notes and Warrants. The Company hereby agrees to sell to the Purchasers and, subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of the Company contained herein, Purchasers severally agree to purchase from the Company, its Pro Rata Share of the Notes with the Warrants for an aggregate purchase price of $20,000,000 (the "Purchase Commitment"). The purchase price paid by the Purchasers for each Note shall be equal to the principal amount thereof and no additional consideration (other than payable upon issuance of the Notes and the Purchase Commitment).

Section 2.3 Allocation of Purchase Price. Under both generally accepted accounting standards consistently applied and the regulations of the Internal Revenue Service, the issuance to the Purchasers of the Notes and the Warrants for an aggregate purchase price equal to the aggregate principal amount of such Notes being so purchased results in the creation of "original issue discount" on such Notes (which original issue discount may also be deemed to constitute the value of any Warrant issued in connection with the issuance of such Notes), and such regulations require the determination of the value of any Warrant so delivered. Pursuant to generally accepted accounting principles consistently applied and applicable Treasury Regulations, the Company and the Purchasers agree that the aggregate amount of such original issue discount and the aggregate value of the Warrants for the number of Shares of the Company which correspond to an aggregate twelve percent (12%) of the Common Stock and the Preferred Stock of Conso International, calculated on a Fully Diluted Basis, after giving effect to the Merger is $__________, which original issue discount and value of such Warrants shall be allocated to the Notes. The Company and the Purchasers agree to recognize and adhere to the determinations and allocations of original issue discount and valuation of each Warrant set forth herein for all federal and state income tax purposes. In the event of any proposed transfer of any Note by any Purchaser, such Purchaser shall, prior to such transfer, mark such Note with a legend pertaining to the original issue discount in the form required by Treasury Regulation Section 1.1275-3(b)(1).

Section 2.4 Interest on the Notes.

                  (a) Interest on each Note shall accrue at a rate per annum equal to twelve percent (12.00%), subject to Section 3.5 below. Interest shall be payable (i) on the last Business Day of each calendar quarter, commencing on March 31, 2000 and continuing thereafter until such Note has been paid in full, (ii) upon any prepayment of any Note to the date of prepayment on the amount prepaid and (iii) at maturity of the Notes, whether by acceleration or otherwise.

                  (b) After maturity, whether by acceleration or otherwise, interest shall accrue on the Notes at the Default Rate.

Section 2.5 Amortization and Maturity of Notes; Prepayments; Funding Losses.

                  (a) The principal amount of the Notes shall be payable on the Maturity Date, unless sooner accelerated in accordance with the terms hereof.

                  (b) The Company may prepay the Notes in whole or in part from time to time, provided that (i) the Company provides at least fifteen
         (15) days' prior written notice to the Purchaser of such prepayment,
         (ii) any partial prepayment hereunder shall be in a principal amount of not less than $500,000 or, if greater than $500,000, then in integral multiples of $500,000, and (iii) such prepayment is accompanied by all accrued and unpaid interest on the amount prepaid through the date of prepayment and all other amounts then owing by the Company hereunder in connection with the Notes.

                  (c) Prepayment of the Notes shall not preclude any Purchaser from continuing to own the Warrants or from exercising any of its rights pursuant to the Warrants, the Warrant Agreement or the Registration Rights Agreement at a later date; provided, however, that if the Notes are prepaid in full on or before May 28, 2001, one of each class of Warrants issued to each Purchaser on the Closing Date (and any substitution or replacement thereof) shall be deemed to expire pursuant to the terms thereof.

                  (d) The Notes shall be prepaid upon a Change of Control, or upon the closing of a public offering of the Company's Common Stock pursuant to a registration statement filed under the Securities Act.

Section 2.6 Prepayment Fee.

                  (a) Upon any prepayment of the Notes on or prior to the second anniversary of the Closing Date, the Company shall pay to the Purchaser prior to or concurrently with such prepayment a prepayment fee in an amount equal to three percent (3%) of the amount of such prepayment.

                  (b) Upon any prepayment of the Notes after the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, the Company shall pay to the Purchaser prior to or concurrently with such prepayment a prepayment fee in an amount equal to two percent (2%) of the amount of such prepayment.

                  (c) Upon any prepayment of the Notes after the third anniversary of the Closing Date and on or prior to the fourth anniversary of the Closing Date, the Company shall pay to the Purchaser prior to or concurrently with such prepayment a prepayment fee in an amount equal to one percent (1%) of the amount of such prepayment.

                                   ARTICLE 3.

                     OTHER PROVISIONS RELATING TO THE NOTES

Section 3.1 Making of Payments. The Company shall make each payment hereunder and under the Notes not later than 1:00 p.m. (Atlanta, Georgia time) on the day when due in Dollars in same day funds to each Purchaser at its Principal Office. All payments received after that hour shall be deemed to have been received by such Purchaser on the next following Business Day.

Section 3.2 Increased Costs. In the event that any change in any applicable law, treaty or governmental regulation, or in the interpretation or application thereof, or compliance by any Purchaser with any guideline, request or directive (whether or not having the force of law) from any central bank or other U.S. or foreign financial, monetary or other governmental authority in either case arising after the date hereof, shall: (a) subject such Purchaser to any tax (subject to the applicable provisions of Section 3.7) of any kind whatsoever with respect to this Agreement, the Notes or the Warrants or change the basis of taxation of payments to such Purchaser of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Purchaser); (b) impose, modify, or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by or committed to be extended by any office of such Purchaser, including, without limitation, pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or (c) impose on such Purchaser any other condition with respect to this Agreement, the Notes or the Warrants hereunder; and the result of any of the foregoing is to increase the cost to such Purchaser of making or maintaining the Notes or the Warrants or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of the Notes or the Warrants, then, in any case, the Company shall promptly pay from time to time, upon demand of such Purchaser, such additional amounts as will compensate such Purchaser for such additional cost or such reduction, as the case may be. Such Purchaser shall certify the amount of such additional cost or reduced amount to the Company, and such certification shall be conclusive absent manifest error. Each Purchaser agrees that, if requested by the Company, it will use reasonable efforts (subject to overall policy considerations of such Purchaser) to designate an alternate lending office with respect to any of its Notes affected by the matters or circumstances described herein, to reduce the liability of the Company or avoid the results provided hereunder, so long as such designation is not disadvantageous to such Purchaser as determined by such Purchaser, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section
3.2 shall affect or postpone any of the obligations of the Company or any right of any Purchaser provided hereunder.

Section 3.3 Capital Adequacy. If, after the date of this Agreement, any Purchaser shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Purchaser with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Purchaser's capital (whether on this credit facility or otherwise) as a consequence of its obligations hereunder to a level below that which such Purchaser could have achieved but for such adoption, change or compliance (taking into consideration such Purchaser's policies with respect to capital adequacy) by an amount deemed by such Purchaser, acting reasonably, to be material, then from time to time, promptly upon demand by such Purchaser, the Company shall pay such Purchaser such additional amount or amounts as will compensate such Purchaser for such reduction. A certificate of such Purchaser claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be prima facie evidence of the matters contained therein. In determining any such amount, such Purchaser may use any reasonable averaging and attribution methods. Each Purchaser agrees that, if requested by the Company, it will use reasonable efforts (subject to overall policy considerations of such Purchaser) to designate an alternate lending office with respect to any of its Notes affected by the matters or circumstances described herein, to reduce the liability of the Company or avoid the results provided hereunder, so long as such designation is not disadvantageous to such Purchaser as determined by such Purchaser, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 3.3 shall affect or postpone any of the obligations of the Company or any right of any Purchaser provided hereunder.

Section 3.4 Default Rate of Interest. If the Company shall fail to pay on the due date therefor, whether by acceleration or otherwise, any principal owing under the Notes or any other Obligations, then interest shall accrue on such unpaid principal or other Obligation from the due date until and including the date on which such principal is paid in full at a rate per annum that is two percent (2%) in excess of the rate of interest otherwise payable hereunder (the "Default Rate"). Interest calculated at the Default Rate shall be due and payable upon demand by any Purchaser.

Section 3.5 Calculation of Interest. Interest payable on the Notes shall be calculated on the basis of a year of 360 days and shall be payable for the actual number of days elapsed. If the date for any payment of principal is extended (whether by operation of this Agreement, any provision of law or otherwise), interest shall be payable for such extended time at the rates provided herein. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day.

Section 3.6 Usury. In no event shall the amount of interest due or payable on any Obligation, when aggregated with all amounts payable by the Company under any of the Transaction Documents that are deemed or construed to be interest, exceed the maximum rate of interest allowed by Applicable Law and, in the event any such payment is paid by the Company or received by any Purchaser, then such excess sum shall be credited as a payment of principal, unless the Company, as applicable, shall notify such Purchaser in writing that it elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Company not pay, and the Purchasers not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Company under Applicable Law.

Section 3.7 Payments, etc.

                           (i) Any and all payments by the Company hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Purchaser, taxes imposed on or measured by its net income, net profits, and franchise taxes (all such excluded net income taxes, taxes on net profits and franchise taxes, collectively referred to as the "Excluded Taxes"; all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being collectively referred to in this Section 3.7 as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Purchaser, (x) the sum so payable shall be increased by such amount (the "Gross-up Amount") as may be necessary so that after making all required deductions (including deductions with respect to Taxes owed by such Purchaser on the Gross-up Amount payable under this Section 3.7 such Purchaser receives an amount equal to the sum it would have received had no such deductions been made, (y) the Company shall make such deductions, and (z) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                           (ii) The Company will indemnify each Purchaser for the full amount of Taxes (together with any Taxes or Excluded Taxes owed by such Purchaser applicable to the Gross-up Amount payable under clause (x) of Section 3.7(i) or on the indemnification payments made by the Company under this Section 3.7(ii), but without duplication thereof), and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or such Excluded Taxes were correctly or legally asserted, so as to compensate such Purchaser for any loss, cost, expense or liability incurred as a consequence of any such Taxes. Payment pursuant to such indemnification shall be made within ten (10) days from the date such Purchaser makes written demand therefor. Within thirty (30) days after the date of the Company's payment of Taxes, the Company will furnish to the relevant Purchaser, at its appropriate lending office, the original or a certified copy of a receipt evidencing payment thereof. In the event a Purchaser receives a refund of, or credit with respect to, any Taxes or Excluded Taxes paid by the Company pursuant to this Section 3.7, such Purchaser shall pay the amount of such refund or credit to the Company within thirty (30) days of receipt of such refund or application of such credit.

                           (iii) Each Purchaser that is not a "United States Person" (as defined in the Internal Revenue Code of 1986, as amended) hereby agrees that:

                                    (A) it shall, prior to the time it becomes a
                  Purchaser hereunder, deliver to the Company:

                                            (1) for each lending office located
                           in the United States, three (3) accurate and complete signed originals of Internal Revenue Service Form W-8ECI or any successor thereto ("Form W-8ECI"), and/or

                                            (2) for each lending office located
                           outside the United States, three (3) accurate and complete signed originals of Internal Revenue Service Form W-8BEN or any successor thereto ("Form W-8BEN");

                  in each case indicating and establishing that such Purchaser, on the date of delivery thereof, is entitled to receive payments of principal, interest and fees for the account of such lending office under this Agreement and the Notes are free from withholding of any United States Federal income tax; provided, that if the Form W-8ECI or Form W-8BEN, as the case may be, supplied by a Purchaser fails to establish a complete exemption from United States withholding tax as of the date such Purchaser becomes a Purchaser, such Purchaser shall, within 15 days after a written request from the Company, deliver to the Company the forms or other documents necessary to establish a complete exemption from United States withholding tax as of such date;

                                    (B) if at any time such Purchaser changes
                  its lending office or selects an additional lending office, it shall, at the same time or reasonably promptly thereafter (but only to the extent the forms previously delivered by it hereunder are no longer effective or do not meet the requirements of Section 3.7(iii)(A) deliver to the Company in replacement for the forms previously delivered by it hereunder:

                                            (1) for such changed or additional
                           applicable lending office located in the United States of America, three (3) accurate and complete signed originals of Form W-8ECI; or

                                             (2) otherwise, three (3) accurate
                           and complete signed originals of Form W-8BEN;

                  in each case indicating and establishing that such Purchaser is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement and the Notes are free from withholding of any United States Federal income tax.

                           (iv) In addition to the documents to be furnished pursuant to Section 3.7, each Purchaser shall, promptly upon the reasonable written request of the Company, deliver to the Company and such other accurate and complete forms or similar documentation as such Purchaser is legally able to provide and as may be required from time to time by any applicable law, treaty, rule or regulation of any jurisdiction in order to establish such Purchaser's tax status for withholding purposes or as may otherwise be appropriate to eliminate or minimize any Taxes on payments under this Agreement and the Notes.

                           (v) Each Purchaser shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable by the Company pursuant to this Section

         3.7, except to the extent that a Purchaser determines that such efforts would be disadvantageous to such Purchaser, as reasonably determined by such Purchaser and which determination, if made in good faith, shall be binding and conclusive on all parties hereto.

                           (vi) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company and the Purchasers contained in this Section 3.7 shall survive the termination of this Agreement and the payment in full of the principal of, premium, if any, interest, and fees hereunder and under the Notes.

                                   ARTICLE 4.

                                    GUARANTY

Section 4.1 The Guaranty.

         Each Guarantor hereby jointly and severally guarantees to the Purchasers, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, or otherwise), the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

Section 4.2 Obligations Unconditional.

         The obligations of each Guarantor under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Company or any other Guarantor for amounts paid under this Article 4 until such time as the Purchasers have been indefeasibly paid in full in respect of all Obligations. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;

                  (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with; or

                  (d) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that each Purchaser exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents, or against any other Person under any other guarantee of, or security for, any of the Obligations.

Section 4.3 Reinstatement.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Purchaser on demand for all reasonable costs and expenses (including, without limitation, reasonable out-of-pocket fees and expenses of counsel) incurred by such Purchaser in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 4.4 Certain Additional Waivers.

         Without limiting the generality of the provisions of this Section 4, each Guarantor hereby specifically waives the benefits of [O.C.G.A. ss. 10-7-24 (or New York equivalent)] to the extent applicable. Each Guarantor further agrees that it shall have no right of recourse to security for the

Obligations, except through the exercise of rights of subrogation and contribution pursuant to Section 4.2.

Section 4.5 Remedies.

         Each Guarantor agrees that, to the fullest extent permitted by law, as between such Guarantor, on the one hand, and each Purchaser, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in
Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by such Guarantor for purposes of Section 4.1.

Section 4.6 Guarantee of Payment; Continuing Guarantee.

         The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.


                                   ARTICLE 5.

         CONDITIONS PRECEDENT TO PURCHASE OF THE NOTES AND THE WARRANTS


Section 5.1 Closing Date Conditions. The obligations of the Credit Parties under this Agreement are subject to the satisfaction of each of the following conditions on the Closing Date:

         (A) No Injunction, etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, or which, in each Purchaser's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

         (B) Documentation. Each Purchaser shall have received, on or prior to the Closing Date, the following, each in the form and substance satisfactory to such Purchaser and its counsel:

                  (1) duly executed counterparts of this Agreement;

                  (2) a Note or Notes executed in favor of each Purchaser in the aggregate principal amount of such Purchaser's Pro Rata Share of the $20,000,000 of Notes sold pursuant to the terms of this Agreement;

                  (3) the duly executed Warrant Agreement;

                  (4) duly executed Warrants executed in favor of each Purchaser for the purchase of such Purchaser's Pro Rata Share of the number of Shares of the Company which correspond to an aggregate twelve percent (12%) of the Common Stock and the Preferred Stock of Conso International, calculated on a Fully Diluted Basis, after giving effect to the Merger;

                  (5) the duly executed Registration Rights Agreement;

                  (6) the duly executed Stockholders' Agreement;

                  (7) UCC, tax, judgment and fixture Lien search results on (a) the names of each Credit Party and (b) all trade names or former names used by each Credit Party from all appropriate jurisdictions and filing offices requested by Purchasers, together with copies of executed originals of such termination statements, releases and cancellations of mortgages required by the Purchasers in connection with the removal of any Liens (other than Permitted Liens) against the assets of the Purchasers;

                  (8) a certificate signed by a senior officer of each Credit Party stating that the representations and warranties set forth in
         Section 5.1 hereof are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, stating that each Credit Party is on such date in compliance with all the terms and provisions of the Transaction Documents on its part to be observed or performed, and stating that on such date, no Default or Event of Default, has occurred or is continuing;

                  (9) copies of the articles of incorporation of each Credit Party and CIC, and all amendments thereto, certified by the relevant Secretary of State of such Credit Party's or CIC's incorporation as of a recent date; and (b) good standing certificates for each Credit Party, issued by the relevant Secretary of State and any other States in which each Credit Party's qualification is required, in each case as of a recent date;

                  (10) a certificate of the Secretary or an Assistant Secretary of each Credit Party and CIC, certifying (a) that attached thereto is a true and complete copy of the Bylaws of such Credit Party or CIC, as the case may be, as in effect on the date of such certification, (b) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Credit Party or CIC, as the case may be, authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which such Credit Party is a party; (c) as to the incumbency and genuineness of the signatures of the officers of such Credit Party executing this Agreement or any of the other Transaction Documents;

                  (11) a favorable legal opinion of counsel to each Credit Party, addressed to the Purchasers, covering such matters relating to the transactions contemplated hereby as the Purchasers may request;

                  (12) certified copies of the executed Senior Debt Documents and evidence that all conditions precedent thereto have been satisfied or waived;

                  (13) copies of all material consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law or by any material Contractual Obligation of each Credit Party, in connection with the execution, delivery, performance, validity and enforceability of the Transaction Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired

                  (14) copies of the internally prepared quarterly consolidated financial statements of Conso International for the Fiscal Quarter ending January 1, 2000 and copies of the audited consolidated financial statements for Conso International for the Fiscal Year ending July 3, 1999;

                  (15) a solvency certificate of each Credit Party executed by the Chief Financial Officer of such Credit Party;

                  (16) written instructions from the Company to the Purchasers as to the disbursements of the proceeds of each Note;

                  (17) the duly executed Subordination Agreement;

                  (18) certified copies of the Merger Agreement, together with evidence that all conditions precedent to the Merger Agreement have been satisfied or waived and that all transactions contemplated by the Merger Agreement have been consummated.

                  (19) evidence satisfactory to the Purchasers that CVC has made an aggregate minimum equity investment in the Company of $19,999,600 and Findlay has made an aggregate minimum equity investment in the Company of $4,800,400, in each case under terms reasonably satisfactory to Purchasers.

                  (20) evidence satisfactory to Purchasers that the Consolidated Companies have Adjusted EBITDA for the most recent twelve-month period ending December 31, 1999 of at least $19,000,000.

                  (21) such other documents, instruments and agreements as Purchasers shall request.

         (C) Corporate Actions. All corporate and other action required hereunder shall be satisfactory.

         (D) No Material Adverse Effect. No Material Adverse Effect has occurred since July 3, 1999.

         (F) No Default, Etc. No Default or Event of Default shall exist.

         (G) Representations Accurate. All representations and warranties made by the Credit Parties contained herein or in any other Transaction Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date except where such representations or warranties specifically refer to an earlier date.


                                   ARTICLE 6.

                         REPRESENTATIONS AND WARRANTIES

Section 6.1 Representations and Warranties Generally. The Company (as to itself and all other Consolidated Companies) represents and warrants that the following statements are, and after giving effect to the Merger will be, true and correct.

         6.1.1 Organizational Existence; Compliance with Law. Each of the Consolidated Companies (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization,
         (ii) has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business, (iii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, except where a failure to be so qualified could not reasonably be expected to have a Materially Adverse Effect, and (iv) is in compliance with all Requirements of Law except where the failure to be in compliance could not reasonably be expected to have a Materially Adverse Effect and has not received any notice of any violation of any Requirement of Laws that would reasonably be expected to have a Materially Adverse Effect.

         6.1.2 Organizational Power; Authorization. Each Credit Party has the corporate or other organizational power and authority to make, deliver and perform the Transaction Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. No consent, approval, authorization of, or registration or filing with, any Person under any material Contractual Obligation, with any Person under the articles of incorporation or bylaws of any Credit Party, or with any Governmental Authority is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party of the Transaction Documents to which it is a party or any of the transactions contemplated thereby, other than such consents, approvals, authorizations, registrations or filings which have been made or obtained and are in full force and effect.

         6.1.3 Enforceable Obligations. This Agreement has been duly executed and delivered, and each other Loan Document will be duly executed and delivered, by the Credit Parties, and this Agreement constitutes, and each other Loan Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, enforceable against them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         6.1.4 No Legal Bar. The execution, delivery and performance by the Credit Parties of the Transaction Documents to which it is a party will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations, articles of incorporation or bylaws, except as could not reasonably be expected to have a Materially Adverse Effect.

         6.1.5 No Material Litigation. Except as set forth on Schedule 6.1.5, no litigation, investigations or proceedings of or before any Governmental Authority are pending or, to the knowledge of any Credit Party, threatened by or against any of the Consolidated Companies, or against any of their respective properties or revenues, existing or future (a) with respect to any Transaction Document or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Materially Adverse Effect.

         6.1.6 Investment Company Act, Etc. No Credit Party is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Loan Document.

         6.1.7 Margin Regulations. No part of the proceeds of any of the Notes will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

         6.1.8 Compliance With Environmental Laws. Except as set forth on
         Schedule 6.1.8 or as would not reasonably be expected to result in penalties, fines, claims or other liabilities (including, without limitation, remediation costs and expenses) to the Consolidated Companies in amounts in excess of $50,000 either individually or in the aggregate:

                  (1) The Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws.

                  (2) None of the Consolidated Companies has received during the period from January 1, 1990 through the date of this Agreement, any notice of violation, or notice of any action, either judicial or administrative, from any Governmental Authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company.

                  (3) The Consolidated Companies have obtained, and are in compliance with, all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required permits, licenses and approvals for (i) the emission of air pollutants or contaminates, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes.

         6.1.9 Insurance. The Consolidated Companies currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Consolidated Companies have paid all of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

         6.1.10 No Default. None of the Consolidated Companies is in default under any Contractual Obligation which has had or is reasonably expected to have a Materially Adverse Effect.

         6.1.11 No Burdensome Restrictions. None of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or could reasonably be expected to have a Materially Adverse Effect.

         6.1.12 Taxes. Each of the Consolidated Companies has filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 6.1.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any Governmental Authority (other than those (i) the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books and (ii) for which an extension has been filed); and no tax liens have been filed and, to the knowledge of any Consolidated Company, no claims are being asserted with respect to any such taxes, fees or other charges.

         6.1.13 Subsidiaries; Dormant Subsidiaries. Except as set forth on
         Schedule 6.1.13 (as amended from time to time), the Company has no Subsidiaries, and no Consolidated Company is a joint venture partner or general partner in any partnership. Each Subsidiary listed in Part A of
         Schedule 6.1.13 is an Active Subsidiary and each Subsidiary listed in Part B of Schedule 6.1.13 is a Dormant Subsidiary.

         6.1.14 Financial Statements. The Company has furnished to the
         Purchasers:

                  (1) (i) the audited consolidated and consolidating balance sheet of Conso International and its Subsidiaries as at July 3, 1999 and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, including in each case the related schedules and notes, and (ii) the unaudited consolidated and consolidating balance sheet of Conso International and its Subsidiaries as at the end of the October 2, 1999 Fiscal Quarter, and the related unaudited consolidated and consolidating statements of income, shareholders' equity, and cash flows for the period then ended, setting forth in each case in comparative form the figures for the previous Fiscal Year and Fiscal Quarter, as the case may be. The foregoing financial statements fairly present in all material respects the financial condition of Conso International and its Subsidiaries as at the dates thereof and results of operations for such periods in conformity with GAAP. Conso International and its Subsidiaries taken as a whole do not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto. Since July 3, 1999 there have been no changes with respect to Conso International and its Subsidiaries which have had or could reasonably be expected to have, as to any Credit Party, BT Credit Party, or in the aggregate, a Materially Adverse Effect.

                  (2) the unaudited pro forma balance sheet of the Consolidated Companies on a consolidated basis setting forth as of the Closing Date (after giving effect to the Merger) the pro forma financial position of the Company and its Subsidiaries on a consolidated basis, copies of which have been delivered to the Purchasers, fairly present, on a pro forma basis, in conformity with GAAP applied on a basis consistent with the financial statements referred to in clause (a) above, the financial position of the Consolidated Companies on a consolidated basis, as of such date and time, as if the Merger occurred as of October 2, 1999. Neither the Company nor any Subsidiary of the Company has any material contingent obligations, contingent liabilities or other obligations which are not reflected in the balance sheet referenced above (the "Pro Forma Financial Statements").

                  (3) the projections attached to the solvency certificates delivered by the Company pursuant to Section 5.1(B)(15), prepared for the Consolidated Companies on a consolidated basis with respect to the 1999 fiscal year (on a month by month basis) and with respect to the 2000 and 2001 fiscal years (on an annual basis), copies of which have been furnished to the Purchasers, have been prepared based upon the reasonable assumptions set forth therein which are believed by the Company to be reasonable and fair in light of the current condition and past performance of Conso International and to reflect a reasonable estimate of the projected balance sheets, results of operations, cash flows and other information presented therein.

         6.1.15 Employee Benefits. Except as disclosed on Schedule 6.1.15:

                  (1) Identification of Plans. (1) None of the Consolidated Companies maintains or contributes to or has an obligation to contribute to, a Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA or any plan, program or arrangement that provides for deferred compensation, (2) none of the Consolidated Companies nor any of their respective ERISA Affiliates in the last five years has maintained or contributed to or has had an obligation to contribute to, a Plan that is subject to Title IV of ERISA, and (3) none of the Consolidated Companies maintains or contributes to any Foreign Plan;

                  (2) Compliance. Except as could not reasonably be expected to result in a Materially Adverse Effect, each Plan maintained by a Consolidated Company is by its terms and in operation, in substantial compliance with all applicable laws, and no Consolidated Company has been assessed, and to the knowledge of the Company, is subject to, any tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code;

                  (3) Liabilities. The Consolidated Companies have not been assessed and to the knowledge of the Company are not subject to, any material monetary liabilities (including withdrawal liabilities) with respect to any Plans or Foreign Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans or Foreign Plans;

                  (4) Funding. The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, and no Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001 (a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits;

                  (5) Prohibited Transactions. No Consolidated Company has engaged in, or has any knowledge of, any non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Tax Code) with respect to any Plan.

                  (6) Qualification of Plans. A favorable determination as to the qualification under Section 401(a) of the Tax Code has been made by the Internal Revenue Service with respect to each Plan intended to be qualified under Section 401(a) of the Tax Code and, to the best knowledge of each of the Consolidated Companies, nothing has occurred since the date of such determination that would adversely affect such qualification.

                  (7) Withdrawal. Except as could not reasonably be expected to result in a Materially Adverse Effect, none of the Consolidated Companies nor any of their respective ERISA Affiliates has:

                                    (A) ceased operations at a facility so as to
                           become subject to the provisions of Section 4062(e) of ERISA,

                                    (B) withdrawn as a substantial employer so
                           as to become subject to the provisions of Section 4063 of ERISA,

                                    (C) ceased making contributions to any
                           "employee pension benefit plan" subject to the provisions of Section 4064(a) of ERISA to which any of the Consolidated Companies or any of their respective ERISA Affiliates made contributions,

                                    (D) incurred or caused to occur a "complete
                           withdrawal" (within the meaning of Section 4203 of ERISA) or a "partial withdrawal" (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Sections 4207 or 4208 of ERISA), or

                                    (E) been a party to any transaction or
                           agreement under which the provisions of Section 4204 of ERISA were applicable and which could reasonably be expected to result in liability for any of the Consolidated Companies.

                                    (F) Proceedings. Except as could not
                           reasonably be expected to result in a Materially Adverse Effect, there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of any of the Consolidated Companies, which could reasonably be expected to be asserted, against any Plan maintained for employees or the assets of any such Plan. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA, is pending or, to the best knowledge of any of the Consolidated Companies, threatened against any fiduciary or any Plan.

         6.1.16 Patents, Trademarks, Licenses, Etc (x) The Consolidated Companies have obtained and hold in full force and effect or have the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and (y) no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other Person except to the extent any such infringement could not reasonably be expected to have a Materially Adverse Effect, and (z) there is not presently pending, or to the knowledge of any Consolidated Company, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item.

         6.1.17 Ownership of Property. On the Closing Date, the real estate (the "Real Estate") listed on Schedule 6.1.17 constitutes all of the real property owned, leased, subleased, or used by the Consolidated Companies. Each Consolidated Company has good and marketable fee simple title to all of its owned real property or a valid leasehold interest in all of its leased real property and good title to, or a valid leasehold interest in, all of its other property, including the properties and assets reflected in the balance sheet of Conso

         International at July 3, 1999 and the Pro Forma Financial Statements hereinabove described, other than properties disposed of in the ordinary course of business since such date, subject to no Lien or title defect of any kind, except Permitted Liens. The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective real estate leases under which they are tenants or lessees, as the case may be. Schedule 6.1.17 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's owned Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied.

         6.1.18 Indebtedness. Except as set forth on Schedule 8.1.1, as of the Closing Date none of the Consolidated Companies is an obligor in respect of any Indebtedness for borrowed money in a principal amount of $250,000 or more, or any commitment to create or incur any Indebtedness for borrowed money in a principal amount of $250,000 or more.

         6.1.19 Financial Condition. On the Closing Date and after giving effect to the Merger and the other transactions contemplated by this Agreement, the other Loan Documents, the Senior Debt Documents and the other Transaction Documents, (i) the assets of each Credit Party, at fair valuation and based on their present fair saleable value, will exceed such Credit Party's debts, including contingent liabilities, as such liabilities may be limited under the express terms of any Guaranty Agreement, (ii) the remaining capital of each Credit Party will not be unreasonably small to conduct such Credit Party's business, and (iii) no Credit Party will have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section 6.1.19, "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         6.1.20 Labor Matters. Since January 1, 1997, the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements and, to the best knowledge of any Credit Party, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies.

         6.1.21 Payment or Dividend Restrictions. Except as described on
         Schedule 6.1.21, none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by such Consolidated Company.

         6.1.22 Year 2000 Issues. The Company and the other Consolidated Companies (i) have done a comprehensive review of their computer programs to identify the systems that would be affected by Year 2000 Issues as such Year 2000 Issues pertain to the computer programs and systems of the Consolidated Companies, (ii) have reviewed their Year 2000 exposure to their material third party customers, suppliers, or vendors and have evaluated the costs of modifications to program logic control systems, (iii) developed a program for remediating in all material respects all currently known Year 2000 Issues and successfully implemented such program, and (iv) based on their review, consultants' reports, and all other information currently available to them, the Year 2000 Issues could not reasonably be expected to have a Materially Adverse Effect.

         6.1.23 Disclosure. No representation or warranty contained in the Loan Documents or in any other document furnished from time to time to the Purchasers by the Company, Conso International, their advisors, counsel or representatives pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading as of the date made or deemed to be made. Except as may be set forth herein, there is no fact known to any Credit Party which has had, or is reasonably expected to have, a Materially Adverse Effect.


                                   ARTICLE 7.

                              AFFIRMATIVE COVENANTS

Section 7.1 Affirmative Covenants. Until all Obligations then due and payable have been paid in full, unless the Required Purchasers shall otherwise consent in the manner set forth in Section 10.4, the Company agrees to, and to cause each of its Subsidiaries to:

         7.1.1 Organizational Existence, Etc. Except as permitted by Section 8.3, preserve and maintain its corporate or other organizational existence, its rights, franchises, and licenses, and its patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation or other organization in all jurisdictions where it conducts business or other activities making such qualification necessary except where a failure to be so qualified could not reasonably be expected to have a Materially Adverse Effect.

         7.1.2 Compliance with Laws, Etc. Comply with all Requirements of Law (including, without limitation, the Environmental Laws and ERISA) and Contractual Obligations applicable to or binding on any of them, except where a failure to comply could not reasonably be expected to have a Materially Adverse Effect.

         7.1.3 Payment of Taxes and Claims, Etc. Pay (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto in accordance with GAAP and subject to maintenance of reasonable reserves and extensions permitted by the relevant taxing authorities.

         7.1.4 Keeping of Books. Keep proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions which are required to be maintained in order to prepare the consolidated financial statements of the Company and its Subsidiaries in conformity with GAAP in all material respects.

         7.1.5 Visitation, Inspection and Audits, Etc. Permit any representative of any Purchaser which owns at least $2,500,000 of Subordinated Notes to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as any such Purchaser may reasonably request after reasonable prior notice to the Company; provided, however, if a Default or an Event of Default has occurred and is continuing, no prior notice shall be required. All reasonable expenses incurred by such Purchaser in connection with any such visit, inspection, audit, examination and discussions shall be borne by the Company; provided, however, that prior to the occurrence and continuation of a Default or Event of Default the Company shall not be required to pay the reasonable expenses of each visit of such Purchaser under this Section 7.1.5 in excess of one visit per Fiscal Quarter.

         7.1.6 Insurance; Maintenance of Properties; Net Casualty/Insurance Proceeds.

                  (1) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kind customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as is customary for such companies under similar circumstances; provided, however, that in any event the Company shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement.

                  (2) Cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (normal wear and tear and any damage being repaired or restored excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of the Company as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times and except where a failure to do so would not have a Materially Adverse Effect;

                  (3) To the extent permitted by the terms of the Senior Credit Agreement, Net Casualty/Insurance Proceeds must be applied to the payment of the Obligations.

         7.1.7 Reporting Covenants. Furnish to each Purchaser:

                  (1) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each Fiscal Year, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated and consolidating basis, and the related statements of income, retained earnings and cash flows of the Consolidated Companies for such Fiscal Year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and accompanied by a report thereon of Deloitte & Touche L.L.P. or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such Fiscal Year, and the results of operations and statements of cash flows of the Consolidated Companies for such Fiscal Year in accordance with GAAP and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

                  (2) Monthly Financial Statements. As soon as available and in any event within 45 days after the end of each Fiscal Month that is not the end of a Fiscal Year, balance sheets of the Consolidated Companies as at the end of such Fiscal Month presented on a consolidated and consolidating basis and the related statements of income, retained earnings and cash flows of the Consolidated Companies for such Fiscal Month and for the portion of the Fiscal Year ended at the end of such Fiscal Month, presented on a consolidated and consolidating basis setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the Company's previous Fiscal Year, all in reasonable detail, and certified by the chief financial officer or principal accounting officer of the Company that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such Fiscal Month on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such Fiscal Month and such portion of the Fiscal Year, in accordance with GAAP (subject to normal year-end audit adjustments and the absence of certain footnotes);

                  (3) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsection (a) and with the financial statements required pursuant to subsection (b) above for the third Fiscal Month of each Fiscal Quarter, a certificate of the chief financial officer or treasurer of the Company substantially in the form of Exhibit G, to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, to his knowledge, (i) there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such Fiscal Year or such Fiscal Month with Sections 7.1.15, 7.1.16, 7.1.17 and 8.1.12;

                  (4) Auditor's No Default Certificate. Together with the financial statements required pursuant to subsection (1) above, a certificate of the accountants who prepared the report referred to therein, (i) to the effect that during the course of their audit, they have found no Default or Event of Default under this Agreement, or if there exists a Default or Event of Default hereunder, specifying the nature thereof and (ii) demonstrating in reasonable detail compliance as at the end of such Fiscal Year with Sections 7.1.15, 7.1.16, 7.1.17 and 8.1.12;

                  (5) Notice of Default under Loan Documents. Promptly after any Credit Party has notice or knowledge of the occurrence of an Event of Default or a Default hereunder a certificate of the chief financial officer or principal accounting officer of the Company specifying the nature thereof and the proposed response thereto;

                  (6) Notice of Default under Other Indebtedness. Promptly upon its receipt thereof, furnish to the Purchasers a copy of any notice received by it or any other Consolidated Company from the holder(s) of any Indebtedness referred to in Section 8.1.1 (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)), where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness;

                  (7) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any property of any thereof, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

                  (8) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any Governmental Authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $500,000;

         7.1.8 ERISA. Promptly after the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (A) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or
         (B) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Tax Code, or any tax, penalty or liability (other than amounts that become payable in the normal operation of any Plan) under any Requirement of Law applicable to any Foreign Plan, where any such taxes, penalties or liabilities exceed or could exceed $500,000 in the aggregate;

                  (1) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 304, 307, 4041(a)(2) of
         ERISA or under Section 401(a)(29) or 412 of the Tax Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof,

                  (2) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other Governmental Authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

                  (3) Upon the request of the Purchasers, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

                  (4) Upon the request of the Purchasers, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof,

                  (5) Promptly upon any Consolidated Company becoming aware thereof, notice that (i) any material contributions to any Foreign Plan have not been made by the required due date for such contribution and such default cannot immediately be remedied, (ii) any Foreign Plan is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time, or (iii) a material change is anticipated to any Foreign Plan that could reasonably be expected to have a Materially Adverse Effect.

         7.1.9 Liens. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than Permitted Liens;

         7.1.10 Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly, monthly and special reports, proxy statements and notices sent or made available generally by the Company to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by it with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of the Company and the other Consolidated Companies;

         7.1.11 Accountants' Reports. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to the Company in connection with each annual, interim, or special audit of the Company's financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

         7.1.12 Senior Debt and Equity Notices. As soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Senior Debt or Stock of such Person, and, promptly after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Senior Debt, notice of such event of default;

         7.1.13 Other Information. With reasonable promptness, such other information about the Consolidated Companies as the Purchasers may reasonably request from time to time.

         7.1.14 Year 2000 Issues. Take all actions reasonably necessary to assure that the Year 2000 Issues could not reasonably be expected to have a Materially Adverse Effect. The Company and the other Consolidated Companies will use their best efforts to assure that its material third-party customers, suppliers and vendors develop and implement programs to remediate in all material respects all Year 2000 Issues that could not reasonably be expected to have a Materially Adverse Effect. Upon reasonable request by the Purchasers or Lender, the Company will provide the Purchasers and Lenders a written description of its Year 2000 program, including updates and progress reports. The Company will advise the Purchasers and the Lenders promptly of any reasonably anticipated Materially Adverse Effect as a result of Year 2000 Issues.

         7.1.15 Maximum Total Funded Debt to Adjusted EBITDA Ratio. As of the last day of each Fiscal Quarter, commencing with the Fiscal Quarter ending on the third Fiscal Quarter of Fiscal Year 2000, the Total Funded Debt to Adjusted EBITDA Ratio for the following periods shall be not greater than the following ratios:

                           Fiscal Quarter                      Ratio
                           --------------                      -----

                           Third and Fourth
                           Fiscal Quarter in
                           Fiscal Year 2000                    4.90:1.00

                           First and Second
                           Fiscal Quarter in
                           Fiscal Year 2001                    4.85:1.00

                           Third Fiscal Quarter
                           in Fiscal Year 2001                 4.75:1.00

                           Fourth Fiscal Quarter
                           in Fiscal Year 2001                 4.50:1.00

                           First Fiscal Quarter in
                           Fiscal Year 2002                    4.35:1.00

                           Second Fiscal Quarter in
                           Fiscal Year 2002                    4.25:1.00

                           Third Fiscal Quarter in
                           Fiscal Year 2002                    4.00:1.00

                           Fourth Fiscal Quarter in
                           Fiscal Year 2002                    3.85:1.00

                           First Fiscal Quarter in
                           Fiscal Year 2003                    3.75:1.00

                           Second Fiscal Quarter in
                           Fiscal Year 2003                    3.65:1.00

                           Third Fiscal Quarter in
                           Fiscal Year 2003 and
                           thereafter                          3.50:1.00

         7.1.16 Minimum Fixed Charge Coverage Ratio. As of the last day of each Fiscal Quarter, commencing with the third Fiscal Quarter of Fiscal Year 2000, the Fixed Charge Coverage Ratio shall be not less than 1.05:1.00.

         7.1.17 Interest Coverage Ratio. As of the last day of each Fiscal Quarter, commencing with the third Fiscal Quarter of Fiscal Year 2000, the Interest Coverage Ratio for the following periods shall be not less than the following ratios:

                           Fiscal Quarter                         Ratio
                           --------------                         -----

                           Third Fiscal Quarter in
                           Fiscal Year 2000 through
                           the Third Fiscal Quarter
                           in Fiscal Year 2001                    1.90:1.00

                           Fourth Fiscal Quarter in
                           Fiscal Year 2001                       2.00:1.00

                           First and Second
                           Fiscal Quarter in
                           Fiscal Year 2002                       2.10:1.00

                           Third Fiscal Quarter in
                           Fiscal Year 2002 and thereafter        2.30:1.00

         7.1.18 Additional Credit Parties. In the event that, subsequent to the Closing Date, any Person becomes a Domestic Subsidiary of the Company, whether pursuant to an acquisition or otherwise, (x) the Company shall promptly notify the Purchasers of the creation or acquisition of such Domestic Subsidiary and (y) the Company shall cause such Person (i) to become a party to this Agreement as a new Subsidiary Guarantor, and
         (ii) to provide all relevant documentation with respect thereto and to take such other actions as such Domestic Subsidiary would have provided and taken pursuant to Section 5.1 if such Subsidiary had been a Credit Party on the Closing Date.

         7.1.19 Issuance of Relacement Warrants. If the Notes are not prepaid in full on or before June 5, 2001, upon the request of any Registered Holder of any Warrant Certificate the Company shall issue replacement Warrant Certificates, which replacement Warrant Certificates shall be in the form of Exhibit I hereto, upon the surrender thereof by the Registered Holders at the principal office of the Company, for new certificates of like tenor representing in the aggregate the purchase rights thereunder, and each new certificate will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender.



                                   ARTICLE 8.

                               NEGATIVE COVENANTS

Section 8.1 Negative Covenants. For so long as any Note or any of the other Obligations remains unpaid or unperformed (other than indemnification and other similar obligations that survive beyond the termination of this Agreement), unless the Required Purchasers (or, if required pursuant to Section 10.4, all Purchasers) shall otherwise consent in the manner set forth in Section 10.4, the Company will not, and will not permit any of its Subsidiaries to:

         8.1.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, other than:

                  (1) Indebtedness under this Agreement and any other Loan Document;

                  (2) Senior Debt;

                  (3) Indebtedness evidenced by the BT Intercompany Note;

                  (4) Indebtedness existing on the Closing Date and described on
         Schedule 8.1.1;

                  (5) purchase money Indebtedness and Capital Lease Obligations to the extent secured by a Lien permitted by Section 8.1.2(8);

                  (6) (A) unsecured current liabilities and other ordinary course operating liabilities incurred in the ordinary course of business as conducted on the Closing Date (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) and (B) Indebtedness to trade creditors incurred in the ordinary course of business and either (i) not more than 90 days past due, or (ii) being disputed in good faith by appropriate proceedings with reserves for such disputed liability maintained in conformity with GAAP;

                  (7) Indebtedness consisting of contingent obligations under indemnities, guarantees, and reimbursement agreements in favor of Persons issuing surety bonds, guarantees and similar undertakings issued to support performance obligations of any of the Consolidated Companies incurred in the ordinary course of business;

                  (8) the Interest Rate Contract required under Section 8.13 of the Senior Credit Agreement;

                  (9) Indebtedness consisting of intercompany loans and advances made by the Company to any Subsidiary Guarantor, or made by BT to Val-Mex or India Trimmings; provided that (i) each Subsidiary Grantor, BT and Val-Mex shall execute a demand note on the Closing Date (the "Intercompany Notes") to evidence any such intercompany Indebtedness,
         (ii) the Company and BT shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Purchasers, (iii) the obligations of each borrower under any such Intercompany Notes shall be subordinated to its obligations under its respective guarantee, if any, (iv) at the time any such intercompany loan or advance is made by the Company to any Subsidiary Guarantor, or by BT to Val-Mex or India Trimmings, as the case may be, and after giving effect thereto, the representation and warranty set forth in
         Section 6.1.19 is true and correct, and (v) no Default or Event of Default shall have occurred and be continuing or would occur and be continuing after giving effect to any such proposed intercompany loan; provided, further, that the Intercompany Notes by Val-Mex and India Trimmings in favor of BT shall be in a principal amount not to exceed $4,000,000, of which up to $2,000,000 may be used for Capital Expenditures permitted pursuant to Section 8.1.12 and up to $2,000,000 may be used for purposes other than Capital Expenditures;

                  (10) Indebtedness secured by Permitted Liens;

                  (11) Indebtedness for borrowed money not otherwise permitted pursuant to this Section 8.1.1 in an aggregate amount at any one time outstanding not to exceed $500,000; and

                  (12) Indebtedness arising out of judgments and awards, not to exceed $500,000 in the aggregate at any one time outstanding, which do not otherwise constitute an Event of Default under the terms of this Agreement, including, without limitation, Section 9.1(i) hereof.

         8.1.2 Liens. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired other than:

                  (1) Liens in favor of the Agent for the benefit of the Senior Lenders;

                  (2) Liens existing on the Closing Date and disclosed on
         Schedule 8.1.2;

                  (3) Liens in favor of the Company to secure the BT Intercompany Note;

                  (4) Liens for taxes not yet due and payable, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                  (5) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                  (6) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, trade contracts, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (7) zoning, building and other land use laws imposed by any Governmental Authority having jurisdiction over such parcel which are not violated by the current use and occupancy of such parcel or the operation of the business thereon, and easements, covenants, conditions, restrictions and other similar matters of record affecting title to such parcel, which would not materially impair the use or occupancy of such parcel in the operation of the business;

                  (8) Liens incurred in connection with purchase money Indebtedness with respect to assets acquired by any Credit Party in the ordinary course of business (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness does not exceed 100% of the purchase price of the subject assets);

                  (9) Liens incurred in connection with capital leases permitted under Section 8.1.7; and

                  (10) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

         8.1.3 Mergers, Consolidations, Acquisitions, Sales, Etc.

                  (1) Enter into any transaction of merger, consolidation, pooling of interest or other combination with any other Person other than (i) the Merger, (ii) a consolidation or merger between the Company and a Subsidiary, provided the Company is the surviving entity, or
         (iii) any Subsidiary may merge with and into any Credit Party, provided such Credit Party is the surviving entity, and any Subsidiary of any BT Credit Party may merge with and into such BT Credit Party provided such BT Credit Party is the surviving entity;

                  (2) Sell, lease, or otherwise dispose of its accounts, property or other assets (including capital stock of Subsidiaries), other than (i) sales, leases or other dispositions of assets by the Company to another Credit Party, (ii) sales, leases or other dispositions of assets by a Subsidiary to a Credit Party, (iii) sales, leases or other disposition of assets by a Foreign Subsidiary to a BT Credit Party, (iv) sales of inventory in the ordinary course of business, (v) grants of licenses of intellectual property in the ordinary course of business as conducted on the Closing Date, (vi) sales of obsolete, worn out, excessively damaged or unusable equipment, fixtures or inventory, and (vii) the sale of property in Niles, Michigan referred to in paragraph B3(b)of Schedule 7.17;

                  (3) Purchase, lease or otherwise acquire all or any substantial portion of the property or assets (including capital stock) of another Person (each an "Acquisition") provided, however, that the foregoing restriction on Acquisitions shall not apply to any Acquisitions (A) that are otherwise permitted under Section 8.1.3(1), and (B) by any Consolidated Company so long as: (i) after giving effect to such Acquisition, no Default or Event of Default will have occurred and be continuing, (ii) the Consolidated Companies would have been in compliance with Sections 7.1.15, 7.1.16, 7.1.17 and 8.10 as of the last day of the then most recently ended Fiscal Quarter after giving effect to such Acquisition on a pro forma basis as if such Acquisition had occurred on the first day of any period tested in the covenants set forth in such Sections, (iii) the Board of Directors of the Person being acquired has approved the Acquisition, (iv) after giving effect to such Acquisition, the representation and warranty set forth in
         Section 6.1.20 is true and correct with respect to the Consolidated Company making such Acquisition, (v) the assets or property being acquired belong to the same, or a substantially related, line of business as the Consolidated Companies taken as a whole or logical extensions thereof, and (vi) the Company has notified the Purchasers of such Acquisition and delivered to the Purchasers a certificate certifying that each of the conditions set forth above has been satisfied, demonstrating compliance with the covenants set forth in Sections 7.1.15, 7.1.16, 7.1.17 and 8.10 after giving effect to such Acquisition on a pro forma basis; and

                  (4) Sale or other dispositions of assets not otherwise permitted by this Section 8.1.3 in an aggregate amount per Fiscal Year not to exceed $350,000.

         8.1.4 Investments, Loans, Etc. Make, permit or hold, any Investments in any Person, or otherwise create, acquire or hold any Subsidiaries, other than:

                  (1) Investments from time to time in any Credit Party;

                  (2) Investments existing on the date hereof and described on
         Schedule 8.1.4;

                  (3) Investments consisting of intercompany Indebtedness permitted by Section 8.1.3;

                  (4) direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof, in each case supported by the full faith and credit of the United States of America and maturing within one year from the date of creation thereof;

                  (5) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

                  (6) time deposits maturing within one year from the date of creation thereof, including certificates of deposit issued by, any office located in England of any bank or trust company which is organized under the laws of the United States of America or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

                  (7) Investments made by Plans;

                  (8) time deposits maturing within one year from the date of creation thereof, including certificates of deposits, or the equivalent, issued by any office located in the United Kingdom of any bank which is organized under the laws of the United Kingdom and has capital, surplus and undivided profits aggregating at least $500,000,000;

                  (9) loans and advances in an aggregate principal amount outstanding at any one time not to exceed $300,000 to management and other employees of the Company, the proceeds of which are used in their entirety to purchase Stock in Company and make other investments pursuant to retirement savings programs;

                  (10) Investments made in connection with Acquisitions otherwise permitted under Section 8.1.3(7);

                  (11) investments consisting of promissory notes or other non-cash consideration received as proceeds of asset sales and dispositions by any Credit Party or BT Credit Party or permitted under
         Section 8.1.3; and

                  (12) investments not otherwise permitted under this Section
         8.1.4 made after the Closing Date; provided that the aggregate amount of all such Investments does not exceed $500,000.

         8.1.5 Lease Obligations. Create or suffer to exist any obligations for the payment under operating leases or agreements to lease (including all Synthetic Lease Obligations but excluding any obligations under leases required to be classified as capital leases under GAAP) having a term of one year or more which would cause the direct or contingent liabilities of the Consolidated Companies under such leases or agreements to lease, on a consolidated basis, to exceed $5,000,000 in the aggregate in any Fiscal Year.

         8.1.6 Restricted Payments. (a) Declare or pay any dividend or distribution on any class of its stock, or (b) make any payment to purchase, redeem, retire or acquire any capital stock or Subordinated Debt or any option, warrant, or other right to acquire such capital stock or such Indebtedness (each payment under clause (a) or (b), a "Restricted Payment"), other than (i) dividends payable solely in shares of any class of its stock, and (ii) Restricted Payments made by any Subsidiary to any Credit Party or BT.

         8.1.7 Sale and Leaseback Transactions. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property for substantially the same purpose or purposes as the property being sold or transferred other than in connection with assets acquired in contemplation of the creation of a capital lease which are, within six months from the date of purchase of such assets, sold to another Person and leased back to a Consolidated Company pursuant to a Capital Lease arrangement permitted hereunder ("Permitted Sale Leaseback"), provided that the aggregate amount of such Permitted Sale Leasebacks does not exceed $1,000,000 in the aggregate.

         8.1.8 Transactions with Affiliates. Other than transactions described on Schedule 8.1.8:

                  (1) Enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company, other than on terms and conditions at least as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

                  (2) Make any payment or any loan owing to any officer, shareholder, subsidiary or Affiliate, or convey or transfer to any other Person any real property, buildings, or Fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such payment, conveyance or transfer any Default or Event of Default exists or would exist as a result of such payment, conveyance or transfer.

         8.1.9 ERISA. Take or fail to take any action with respect to any Plan of any Consolidated Company or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Tax Code which could reasonably be expected to result in a Materially Adverse Effect, including without limitation (i) establishing any such Plan,
         (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, without first obtaining the written approval of the Required Lenders.

         8.1.10 Additional Negative Pledges. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than pursuant to (i) this Agreement, (ii) the Subordinated Note Documents, (iii) the terms of any agreement, instrument or other document pursuant to which any Indebtedness permitted by Section 8.1.1(e) is incurred by any Consolidated Company, so long as such prohibition or restriction applies only to the property or asset being financed by such Indebtedness, and (iv) any requirement of applicable law or any regulatory authority having jurisdiction over any of the Consolidated Companies.

         8.1.11 Limitation on Payment Restrictions Affecting Consolidated Companies. Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's stock, or (ii) pay any Indebtedness owed to any Credit Party or any other Consolidated Company, or (iii) transfer any of its property or assets to any Credit Party or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Loan Documents or the Subordinated Note Documents.

         8.1.12 Capital Expenditures. Make Capital Expenditures during any Fiscal Year in excess of (i) $5,700,000 during Fiscal Year 2000, (ii) $2,000,000 during Fiscal Year 2001, and (iii) for each Fiscal Year thereafter, the sum of (y) $2,000,000 plus (z) an amount equal to fifty percent (50%) of Excess Cash Flow for the immediately preceding Fiscal Year measured at the end of such immediately preceding Fiscal Year; provided, however, commencing with Fiscal Year 2001, if the actual aggregate amount of Capital Expenditures made by the Company and its Subsidiaries during any Fiscal Year (the "Current CapEx"), is less than the respective limit specified above for such Fiscal Year (the "Specified CapEx"), then the applicable limit for the immediately succeeding Fiscal Year shall be increased by an amount equal to the difference between the Current CapEx and the Specified CapEx (the "Carryover Amount"). For purposes of this Section 8.1.12, Capital Expenditures made by the Company in any Fiscal Year shall be deemed to be made first with Specified CapEx for such Fiscal Year, then, from the Carryover Amount, if any. In addition, for purposes of this Section 8.1.12, Capital Expenditures shall not include: (A) Capital Expenditures made with Net Casualty/Insurance Proceeds and (B) up to a maximum amount of $3,000,000 in the aggregate during the term of this Agreement, of Capital Expenditures incurred in connection with Acquisitions that are permitted under Section 8.1.3, and which are not solely for the purchase of assets but are made in connection with Acquisitions of an additional line of business or business entity.

         8.1.13 Change in Business. Enter into, or permit any of their respective Subsidiaries to enter into, any business other than the business presently conducted by the Consolidated Companies taken as a whole or any business reasonably related or complementary thereto.

         8.1.14 Modification of Corporate Name, Charter, Etc. Make any change in any of their (i) corporate names, articles of incorporation, or similar documents or capital structure that would materially adversely affect the Company's ability to perform under any Transaction Document, or
         (ii) accounting practices, business objectives, purposes of operations, Fiscal Month, Fiscal Quarter or Fiscal Year.

                                   ARTICLE 9.

                                EVENTS OF DEFAULT

Section 9.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or nongovernmental body:


                  (a) failure of the Company to pay (i) any principal on any of the Notes when due or (ii) any other amount payable hereunder or under any other Loan Document when due and such failure to pay continues for five (5) days after such due date; or

                  (b) failure on the part of the Company to perform or observe any covenant contained in Article 8 or Sections 7.1.1, 7.1.5, 7.1.7, 7.1.15, 7.1.16, and 7.1.17 hereof; or

                  (c) failure on the part of the Company to perform or observe (after giving effect to any applicable grace period) any other term, covenant or agreement contained in this Agreement not specifically referred to in this Article 9, and any such failure remains unremedied for 30 days after the earlier of (i) the discovery thereof by the Company or (ii) written notice thereof to the Company by any Purchaser; or

                  (d) any warranty, representation or other written statement made by or on behalf of the Company contained herein or in any instrument furnished in compliance with or in reference to this Agreement is false or misleading in any material respect on the date as of which made or deemed to be made; or

                  (e) any Credit Party shall fail to pay its debts generally as they come due, or shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or

                  (f) an involuntary petition shall be filed under any bankruptcy statute against Credit Party, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) shall be appointed to take possession, custody, or control of the Credit Party, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within sixty (60) days from the date of said filing or appointment or an order for relief shall be entered in any such involuntary action; or

                  (g) the Company or any of its Subsidiaries (i) shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration or otherwise) with respect to (x) the Senior Credit Agreement or (y) any other Indebtedness in excess of $1,000,000 in the aggregate, or (ii) shall fail to perform or observe any other agreement, term or condition contained in any agreement under which any Indebtedness described in clause (i) is created (or if any other event shall occur and be continuing thereunder) and, in the case of clause (ii) above, the holders thereof shall have caused such Indebtedness to become due prior to any stated maturity; or

                  (h) a Change of Control shall occur; or

                  (i) any final order or judgment for the payment of money in excess of $1,000,000 shall be rendered against the Company or any of its Subsidiaries as to which the Company or such Subsidiary is not indemnified, and such order or judgment shall continued unsatisfied and unstayed for more than sixty (60) days. A final judgement or order for the payment of damages for which the Company is indemnified shall not constitute an Event of Default hereunder, so long as (i) the Purchasers have received written confirmation of such indemnification, (ii) the terms of such indemnification have been approved by the Required Purchasers in their reasonable credit judgement, and (iii) the Person indemnifying the Company or other Consolidated Company is acceptable to the Required Purchasers in their reasonable credit judgement; or

                  (j) the Company shall disavow, revoke or terminate prior to its scheduled or stated maturity date any Transaction Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any arbitrator or governmental body the validity or enforceability of this Agreement, the Notes or any other Transaction Document; or

                  (k) an attachment or similar action shall be made on or taken against any of the assets of the Consolidated Companies with an aggregate value of $500,000 or more and such attachment or similar action is not controverted within 10 days, or is not removed within 60 days.

Section 9.2 Remedies on Default. (a) Upon the occurrence and continuation of an Event of Default (other than an Event of Default described in Section 9.1 (e) and (f)), the Required Purchasers may, in their sole discretion, but shall not be obligated to, declare all amounts payable by the Company under the Notes to be forthwith due and payable, including, without limitation, costs of collection (including reasonable attorneys' fees if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings) and the same shall thereupon become immediately due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived, and may exercise all of its rights and remedies under the Loan Documents or under applicable law.

                  (b) Upon the occurrence of any Event of Default set forth in clause (e) or (f) above, without any notice to the Company or any other act by the Required Purchasers, all amounts payable by the Company under the Notes, including, without limitation, all costs of collection (including reasonable attorneys' fees if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings) shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company.

                  (c) No remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to exercise any remedy reserved to the Purchaser in this Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.


                                   ARTICLE 10.

                                  MISCELLANEOUS


Section 10.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy, electronic mail message or similar teletransmission or writing), shall be in the English language, and shall be given to such party at its address or applicable teletransmission number set forth below, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Purchasers and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer back is received, (ii) if given by mail, five Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid,
(iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received,
(iv) if given by a reputable overnight courier service, the Business Day after such communication is delivered to such courier device for overnight delivery, or (v) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Purchasers shall not be effective until received. Notices herein shall be mailed or telecopied as follows:

         If to the Company, the Parent or any other Consolidated Company:

                  CIC Acquisition Sub, Inc.
                  513 North Duncan Bypass
                  Union, South Carolina  29379
                  Attn:  J. Cary Findlay
                  Telecopy No.:   (864) 427-8820
         with a copy, which shall not constitute notice to the Company, the Parent or any other Consolidated Company, to:

                  Kirkland & Ellis
                  153 East 53rd Street
                  New York, New York 10022
                  Attention:  Kirk A. Radke, Esq.
                  Telecopy:  (212) 446-4900

         If to SunTrust:

                  SunTrust Banks, Inc.
                  303 Peachtree Street, Suite 2400
                  Atlanta, GA 30308
                  Attn:  Mr. Robert L. Dudiak
                  Telecopy Number:   (404) 724-3754
                  Telephone Number: (404) 588-8735

         with a copy to:

                  King & Spalding
                  191 Peachtree Street
                  Atlanta, GA 30303
                  Attn:  Hector E. Llorens, Jr., Esq.
                  Telecopy Number:  (404) 572-4600
                  Telephone Number:  (404) 572-5100

         If to Lincoln:

                  The Lincoln National Life Insurance Company

                  Principal & Interest Payments (via Fed Wire) for
                  $3,000,000 Note
                  Bankers Trust Company
                  New York, NY
                  ABA #:  021 00 1033
                  A/C #:  99-911-145
                  Private Placement Processing
                  For Further Credit:  The Lincoln National Life Insurance
                                       Company
                                       Custody Account Number 98127

                  Principal & Interest Payments (via Fed Wire) for
                  $6,500,000 Note
                  Bankers Trust Company
                  New York, NY
                  ABA #:  021 00 1033
                  A/C #:  99-911-145
                  Private Placement Processing
                  For Further Credit:  The Lincoln National Life Insurance
                                       Company
                                       Custody Account Number 98449

                  Address for all Communication and Notice of Payment Lincoln Investment Management, Inc.
                  200 East Berry Street, Renaissance Square
                  Fort Wayne, IN 46802
                  ATTN:  Investments/Private Placements
                  FAX: (219) 455-5499 - Private Placements

                  Address for Notice of Payment
                  Bankers Trust Company
                  ATTN:  Private Placement Unit
                  P.O. Box 998, Bowling Green Station
                  New York, NY 10004
                  FAX: (615) 835-2493 - ATTN: Kim Louis - Private Placements

                  Lincoln National Income Fund, Inc.

                  Principal & Interest Payments (via Fed Wire)
                  Bankers Trust Company
                  New York, NY
                  ABA #:  021 00 1033
                  A/C #:  99-911-145
                  Private Placement Processing
                  For Further Credit:  Lincoln National Income Fund, Inc.

                  Address for all Communication and Notice of Payment Lincoln Investment Management, Inc.
                  200 East Berry Street, Renaissance Square
                  Fort Wayne, IN 46802
                  ATTN:  Investments/Private Placements
                  FAX: (219) 455-5499 - Private Placements

                  Address for Notice of Payment
                  Bankers Trust Company
                  ATTN:  Private Placement Unit
                  P.O. Box 998, Bowling Green Station
                  New York, NY 10004
                  FAX: (615) 835-2493 - ATTN: Kim Louis - Private Placements

Section 10.2 No Waiver. No delay or failure on the part of any Purchaser or any holder of the Notes and the exercise of any right, power or privilege granted under this Agreement or any other Transaction Document or available at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any Event of Default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against any Purchaser unless made in writing and signed by such Purchaser, and then only to the extent expressly specified therein.

Section 10.3 Expenses.

                  (1) The Company agrees to pay on demand all reasonable out-of-pocket costs, expenses, taxes and fees (i) incurred by the Purchasers in connection with the preparation, execution and delivery of this Agreement and all other Transaction Documents, including the reasonable fees and disbursements of counsel for each Purchaser; (ii) incurred by each Purchaser in connection with the preparation, execution and delivery of any waiver, amendment or consent by each Purchaser relating to the Transaction Documents, including the reasonable costs and fees of counsel for each Purchaser; and (iii) incurred by each Purchaser, including the reasonable costs and fees of its counsel, in connection with the enforcement of the Transaction Documents.

                  (2) The Company agrees to indemnify, pay and hold each Purchaser and any holder of any of the Notes and the Warrants and the officers, directors, employees and agents of such Purchaser and such holders (the "Indemnified Persons") harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnified Person in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnified Person shall be designated a party thereto) which may be incurred by any Indemnified Person, relating to or arising out of the enforcement of this Agreement, the Notes, the Warrants or any other Transaction Document or any actual or proposed use of proceeds of the Notes; provided, that no Indemnified Person shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct.

Section 10.4 Amendments, Etc. Any provision of this Agreement, the Notes, or any other Loan Document to which the Company is a party may be amended or waived, if such amendment or waiver is in writing and is signed by the Company and the Required Purchasers; provided that, without the approval in writing of each Purchaser with respect to its Note, no amendment, modification, supplement, termination, waiver, or consent may be effective:

                  (a) to amend or modify the principal of such Note, or the amount of principal payments or prepayments required hereunder, or the rate of interest payable on any Note;

                  (b) to postpone any date fixed for any payment of principal of, prepayment of principal of, or any installment of interest on, any Note or to extend the term of any Note;

                  (c) to amend or modify the definitions of "Required Purchasers," or the provisions of this Section 10.4;

Any amendment, modification, supplement, termination, waiver or consent effected in accordance with this Section 10.4 shall apply equally to, and shall be binding upon, all Purchasers.

Section 10.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that the Company may not assign or otherwise transfer any of its rights or obligations under this Agreement, the Notes or any other Transaction Document to any Person without the prior written consent of the Purchasers. Each Purchaser hereby agrees to promptly provide written notice to the Company of any assignment, along with providing such other information about the assignee as the Company may reasonably request. After such notification, an assignee that becomes a Purchaser hereunder shall have, to the extent of such assignment, the same rights, obligations and benefits as the assigning Purchaser had hereunder and under the other Loan Documents. Notwithstanding the foregoing, any Purchaser may sell or otherwise grant participations in all or any part of the Notes. The holder of any such participation, shall not have any rights and benefits of a Purchaser hereunder, and the Purchaser that sells or grants such participation shall have the same rights, obligations and benefits with respect to the Loan Documents.

Section 10.6 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE WARRANTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS).

Section 10.7 Survival of Representations and Warranties. All representations and warranties contained herein or made by or furnished on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and shall continue until the termination hereof.

Section 10.8 Severability. If any part of any provision contained in this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions.

Section 10.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

Section 10.10 Set-Off. Upon the occurrence and during the continuation of an Event of Default, each Consolidated Company authorizes each Purchaser, without notice or demand, to apply any indebtedness due or to become due to such Consolidated Company from such Purchaser in satisfaction of any of the indebtedness, liabilities or obligations of such Consolidated Company under this Agreement or under any other Loan Document, including, without limitation, the right to set-off against any deposits or other cash collateral of the Company held by such Purchaser or an Affiliate thereof.

Section 10.11 Termination of Agreement. This Agreement shall terminate upon the payment in full of the Notes and all Obligations relating thereto; provided that, Sections 3.2, 3.3 and 10.3 shall survive the termination of this Agreement.

Section 10.12 JURISDICTION AND VENUE. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR RELATED DOCUMENT, AND EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE CREDIT PARTIES AGREE THAT SUCH JURISDICTION SHALL BE EXCLUSIVE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT BY IT AGAINST ANY PURCHASER. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. EACH CREDIT PARTY AGREES THAT FINAL JUDGMENT IN ANY SUCH CIVIL SUIT OR ACTION SHALL BE CONCLUSIVE AND BINDING UPON IT AND SHALL BE ENFORCEABLE AGAINST IT BY SUIT UPON SUCH JUDGMENT IN ANY COURT OF COMPETENT JURISDICTION.

Section 10.13 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, SUBSIDIARY GUARANTOR AND each PURCHASER KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR EQUITY, BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PURCHASER ENTERING INTO THIS AGREEMENT. FURTHER, EACH CREDIT PARTY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF PURCHASER, NOR THE PURCHASER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PURCHASER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION, NO REPRESENTATIVE OR AGENT OF THE PURCHASER, NOR PURCHASER'S COUNSEL HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

Section 10.14 Entire Agreement. This Agreement, the Notes, the Warrants and the other Transaction Documents to which any Credit Party is a party, together with any exhibits and schedules attached hereto and thereto, constitute the entire understanding of the parties with respect to the subject matter hereof and thereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby. The execution of this Agreement, the Notes, the Warrants and the other Transaction Documents to which any Credit Party is a party by such Credit Party was not based upon any facts or materials provided by any Purchaser, nor was such Credit Party induced to execute this Agreement, the Note, the Warrants or the other Transaction Documents to which any Credit Party is a party by any representation, statement or analysis made by any Purchaser.

                         [SIGNATURES ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized officers all as of the day and year first above written.

                                   COMPANY:

                                            CIC ACQUISITION SUB, INC.



                                            By:  /s/ M. Saleem Muqaddam
                                               ------------------------------
                                                 Name:  M. Saleem Muqaddam
                                                 Title: President and Secretary

                                   SUBSIDIARY GUARANTORS:

                                            SIMPLICITY PATTERN CO., INC.



                                            By:  /s/ Frank J. Rizzo
                                               ------------------------------
                                                 Name:  Frank J. Rizzo
                                                 Title: Vice President


                                            SIMPLICITY CAPITAL CORPORATION



                                            By:  /s/ Frank J. Rizzo
                                               -----------------------------
                                                 Name:  Frank J. Rizzo
                                                 Title: Vice President


                                            SIMPLICITY HOLDINGS



                                            By:  /s/ Frank J. Rizzo
                                               -----------------------------
                                                 Name:  Frank J. Rizzo
                                                 Title: Vice President


                         [SIGNATURE PAGE TO SUBORDINATED
                       NOTE AND WARRANT PURCHASE AGREEMENT

                                        PURCHASERS:

Pro Rata Share:   50%                   SUNTRUST BANKS, INC.



                                        By:  /s/ Robert L. Dudiak
                                           ---------------------------
                                             Robert L. Dudiak
                                             Group Vice President






  Pro Rata Share:   47.5%               THE LINCOLN NATIONAL LIFE
                                        INSURANCE COMPANY

                                        By: Lincoln Investment Management, Inc.,
                                            Its Attorney-In-Fact


                                            By: /s/ R. Scott Krafft
                                               -----------------------------
                                                Name:  R. Scott Krafft
                                                Title: Vice President



Pro Rata Share:   2.5%                  LINCOLN NATIONAL INCOME FUND, INC.


                                        By: /s/ David C. Fischer
                                           -------------------------------
                                             Name:  David C. Fischer
                                             Title: Vice President



                         [SIGNATURE PAGE TO SUBORDINATED
                       NOTE AND WARRANT PURCHASE AGREEMENT